UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
NACCO INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)
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☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4069

NOTICE OF ANNUAL MEETING

The Annual Meeting of stockholders of NACCO Industries, Inc., which is referred to as the Company, will be held on Wednesday, May 13, 2009 at 9:00 A.M., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

(1)	To elect ten directors for the ensuing year.

(2)	To confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year.

(3)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 24, 2009.

Charles A. Bittenbender
Secretary

March 24, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders To Be Held on May 13, 2009

•	The 2009 Proxy Statement and 2008 Annual Report are available, free of charge, at http://www.nacco.com by clicking on the “2009 Annual Meeting Materials” link and then clicking on either the “2009 Proxy Statement” link or the “2008 Annual Report” link, as appropriate.

If you wish to attend the meeting and vote in person, you may do so.

The Company’s Annual Report for the year ended December 31, 2008 is being mailed to stockholders concurrently herewith. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

If you do not expect to be present at the Annual Meeting, please promptly fill out, sign, date and mail the enclosed form of proxy or, in the alternative, vote your shares electronically either over the internet (www.cesvote.com) or by touch-tone telephone (1-888-693-8683). If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy or vote once via the internet or telephone. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT -- March 24, 2009
BUSINESS TO BE TRANSACTED
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
CLASS B COMMON STOCK
DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS
STOCK VESTED
POTENTIAL PAYMENTS UPON CHANGE OF CONTROL
NONQUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES
SUBMISSION OF STOCKHOLDER PROPOSALS
COMMUNICATIONS WITH DIRECTORS
SOLICITATION OF PROXIES
OTHER MATTERS

5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4069

PROXY STATEMENT — March 24, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation which is referred to as the Company, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 13, 2009, which is referred to as the Annual Meeting. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 24, 2009.

If the enclosed form of proxy is executed, dated and returned, or you vote electronically, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted for the election of each director nominee, for the confirmation of the appointment of the independent registered public accounting firm, and as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders’ own discretion. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.

Stockholders of record at the close of business on March 16, 2009 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,681,480 shares of Class A Common Stock, par value $1.00 per share, which is referred to as the Class A Common, and 1,604,398 shares of Class B Common Stock, par value $1.00 per share, which is referred to as the Class B Common. Each share of Class A Common is entitled to one vote for a nominee for each of the ten directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting.

At the Annual Meeting, in accordance with Delaware law and the Company’s Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company’s Bylaws, the holders of a majority of the Company’s stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not voted on all, of the proposals to come before the Annual Meeting, which are referred to as broker non-votes, as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.

Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, the ten director nominees receiving the greatest number of votes will be elected directors. In accordance with the Company’s Bylaws, the holders of a majority of the voting power of the Company’s stock which is present in person or by proxy, and which is actually voted, will decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether a proposal has received the requisite approval by the Company’s stockholders.

In accordance with Delaware law and the Company’s Bylaws, the Company may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment was desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

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BUSINESS TO BE TRANSACTED

1.	Election of Directors

Director Nominee Information

It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company’s 2008 annual meeting of stockholders. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

Owsley Brown II	66	Retired Chairman of Brown-Forman Corporation (a diversified producer and marketer of consumer products). From 2005 to 2007, Chairman of Brown-Forman Corporation. From prior to 2004 to 2005, Chairman and Chief Executive Officer of Brown-Forman Corporation. Also director of Brown-Forman Corporation.	1993
Dennis W. LaBarre	66	Partner in the law firm of Jones Day.	1982
Richard de J. Osborne	75	Retired Chairman and Chief Executive Officer of ASARCO Incorporated (a leading producer of non-ferrous metals). Also Chairman (Non-executive) and director of Datawatch Corp.	1998
Alfred M. Rankin, Jr.	67	Chairman, President and Chief Executive Officer of the Company. From October 2008, Chairman of the Board of NACCO Materials Handling Group, Inc. Also director of Goodrich Corporation and The Vanguard Group, and Deputy Chairman and director of the Federal Reserve Bank of Cleveland.	1972
Ian M. Ross	81	President Emeritus of AT&T Bell Laboratories (the research and development company of AT&T).	1995
Michael E. Shannon	72	President, MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investments). Retired Chairman, Chief Financial and Administrative Officer, Ecolab, Inc. (a specialty chemicals company). Also director of CenterPoint Energy, Inc.	2002
Britton T. Taplin	52	Self-employed (personal investments).	1992
David F. Taplin	59	Self-employed (tree farming).	1997
John F. Turben	73	Chairman of Kirtland Capital Corporation and Senior Managing Partner of Kirtland Capital Partners (private investment partnership).	1997
Eugene Wong	74	Emeritus Professor of the University of California at Berkeley.	2005

Beneficial Ownership of Class A Common and Class B Common

Set forth in the following tables is the indicated information as of March 3, 2009 (except as otherwise indicated) with respect to (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (ii) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (iii) the beneficial ownership of Class A Common and Class B Common by the directors, the Company’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company and its subsidiaries during 2008, which are referred to as the Named Executive Officers, and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, which is referred to as the SEC, under the Securities Exchange Act of 1934, which is referred to as the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of the Company’s stockholders. Shares of Class B Common are convertible into shares of Class A Common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B Common.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

CLASS A COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

FMR LLC(2) 82 Devonshire Streeet Boston, MA 02109	Class A	—		565,000	(2)	565,000	(2)	8.46%
Dimensional Fund Advisors LP(3) 1299 Ocean Avenue Santa Monica, CA 90401	Class A	474,026	(3)	—		474,026	(3)	7.10%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	390,309		—		390,309		5.84%
Rankin Associates II, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A		(4)		(4)	338,295	(4)	5.06%
Owsley Brown II(5)	Class A	5,047		1,000	(6)	6,047	(6)	—
Dennis W. LaBarre(5)	Class A	5,687		—		5,687		—
Richard de J. Osborne(5)	Class A	3,375		—		3,375		—
Alfred M. Rankin, Jr.	Class A	149,844		628,785	(7)	778,629	(7)	11.65%
Ian M. Ross(5)	Class A	4,106		—		4,106		—
Michael E. Shannon(5)	Class A	3,211		—		3,211		—
Britton T. Taplin(5)	Class A	36,671		1,055		37,726		0.56%
David F. Taplin(5)	Class A	17,613		83,128	(8)	100,741	(8)	1.51%
John F. Turben(5)	Class A	8,240		—		8,240		0.12%
Eugene Wong(5)	Class A	1,926		—		1,926		—
Kenneth C. Schilling	Class A	5,397		—		5,397		—
Michael P. Brogan	Class A	—		—		—		—
Michael J. Morecroft	Class A	—		—		—		—
Robert L. Benson	Class A	—		—		—		—
All executive officers and directors as a group
(43 persons)	Class A	274,756		713,968	(9)	988,724	(9)	14.80%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13G filed with the SEC with respect to Class A Common on February 17, 2009 reported that Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the shares as a result of acting as investment adviser to the Fidelity Low Priced Stock Fund, which is referred to as the Fund. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Fund, each has sole power to dispose of the shares owned by the Fund. Members of the Edward C. Johnson 3d family own approximately 49% of the voting power of FMR LLC. Mr. Johnson is the Chairman of FMR LLC.

(3)	A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2009 reported that Dimensional Fund Advisors LP, which is referred to as Dimensional, may be deemed to beneficially own the shares of Class A Common reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which are referred to collectively as the Dimensional Funds, which own the shares of Class A Common. In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over the shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported herein are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(4)	A Schedule 13D, which was filed with the SEC with respect to Class A Common and most recently amended on February 13, 2009, reported that Rankin Associates II, L.P., which is referred to as Rankin II, the individuals and entities holding limited partnership interests in Rankin II and Rankin Management, Inc., which is referred to as RMI, the general partner of Rankin II, may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II.

(5)	Pursuant to the Company’s Non-Employee Directors’ Equity Compensation Plan, which is referred to as the Non-Employee Directors’ Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after March 3, 2009. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2009 by taking the amount of such director’s quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2009.

(6)	Owsley Brown II is deemed to share with his spouse voting and investment power over 1,000 shares of Class A Common held by Mr. Brown’s spouse; however, Mr. Brown disclaims beneficial ownership of such shares.

(7)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (4) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II and therefore may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Rankin II. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P., which is referred to as Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 105,272 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 589,685 shares of Class A Common held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin’s family and (d) Rankin II and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(8)	David F. Taplin is deemed to share with his sister voting and investment power over 83,128 shares of Class A Common as a result of Mr. Taplin being a co-trustee of a trust for the benefit of his mother.

(9)	The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Brown has disclaimed beneficial ownership in note (6) above and Mr. Rankin has disclaimed beneficial ownership in note (7) above. As described in note (5) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 3, 2009 pursuant to the Non-Employee Directors’ Plan.

CLASS B COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Clara Taplin Rankin, et al. (2) c/o National City Bank Corporate Trust Operations P.O. Box 92301, Dept. 5352 Cleveland, OH 44193-0900	Class B		(2)		(2)	1,542,757	(2)	95.98%
Rankin Associates I, L.P., et al. (3) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B		(3)		(3)	472,371	(3)	29.39%
Beatrice B. Taplin(4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	337,310	(4)	—		337,310	(4)	20.99%
Rankin Associates IV, L.P., et al.(5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B		(5)		(5)	294,728	(5)	18.34%
Owsley Brown II	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.(6)	Class B	56,052	(6)	774,099	(6)	830,151	(6)	51.72%
Ian M. Ross	Class B	—		—		—		—
Michael E. Shannon	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin(7)	Class B	15,883	(7)	—		15,883	(7)	0.99%
John F. Turben	Class B	—		—		—		—
Eugene Wong	Class B	—		—		—		—
Kenneth C. Schilling	Class B	—		—		—		—
Michael P. Brogan	Class B	—		—		—		—
Michael J. Morecroft	Class B	—		—		—		—
Robert L. Benson	Class B	—		—		—		—
All executive officers and directors as a group
(43 persons)	Class B	73,910	(8)	774,099	(8)	848,009	(8)	52.83%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2009, which is referred to as the Stockholders 13D, reported that, except for the Company and National City Bank, as depository, the signatories to the stockholders’ agreement, dated as of March 15, 1990, as amended, which is referred to as the stockholders’ agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constituted 96.11% of the Class B Common outstanding on March 3, 2009, or approximately 67.86% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.

(3)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2009, reported that Rankin Associates I, L.P., which is referred to as Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(4)	Beatrice B. Taplin has the sole power to vote and dispose of 337,310 shares of Class B Common held in trusts. The Stockholders 13D reported that the Class B Common beneficially owned by Mrs. Taplin is subject to the stockholders’ agreement.

(5)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 13, 2009, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 294,728 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 294,728 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(6)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and as a result may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and as a result may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 558,171 shares of Class B Common held by (a) a trust for the benefit of a member of Mr. Rankin’s family and (b) Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Rankin is subject to the stockholders’ agreement.

(7)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders’ agreement.

(8)	The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (6) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and David F. Taplin is a nephew of Beatrice B. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,322,776 shares, or 19.8%, of the Class A Common and 1,183,344 shares, or 73.72%, of the Class B Common outstanding on March 3, 2009. The combined beneficial ownership of all directors of the Company, together with Clara Taplin Rankin, Beatrice B. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,379,033 shares, or 20.64%, of the Class A Common and 1,185,319 shares, or 73.84%, of the Class B Common outstanding on March 3, 2009. Such shares of Class A Common and Class B Common together represent 58.23% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

There exists no arrangement or understanding between any director and any other person pursuant to which such director was elected. Each director and executive officer serves until his successor is elected and qualified.

Directors’ Meetings and Committees

The Board of Directors has an Audit Review Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee and an Executive Committee. During 2008, the members of such committees were as follows:

Audit Review Committee	Compensation Committee
Richard de J. Osborne	Owsley Brown II
Michael E. Shannon (Chairman)	Richard de J. Osborne (Chairman)
John F. Turben	Ian M. Ross
Eugene Wong

Finance Committee	Executive Committee
Dennis W. LaBarre	Owsley Brown II
Alfred M. Rankin, Jr.	Dennis W. LaBarre
Michael E. Shannon	Richard de J. Osborne
Britton T. Taplin	Alfred M. Rankin, Jr. (Chairman)
John F. Turben (Chairman)	Michael E. Shannon
John F. Turben

Nominating and Corporate Governance Committee
Dennis W. LaBarre
Richard de J. Osborne
Michael E. Shannon (Chairman)
David F. Taplin
John F. Turben

The Audit Review Committee held nine meetings in 2008. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the adequacy of the Company’s internal controls;

•	the Company’s guidelines and policies to monitor and control its major financial risk exposures;

•	the qualifications, independence, selection and retention of the independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	assisting the Board of Directors and the Company in interpreting and applying the Company’s Corporate Compliance Program and other issues related to Company and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in the Company’s proxy statement.

The Board of Directors has determined that Michael E. Shannon, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 407(d) of Regulation S-K under the Exchange Act. Mr. Shannon is independent, as such term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors believes that, in keeping with the high standards of the Company, all members of the Audit Review Committee should have a high level of financial knowledge. Accordingly, the Board of Directors has reviewed the membership of the Audit Review Committee and determined that each member of the Committee is independent as defined in Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3(b)(1) under the Exchange Act, is financially literate as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, has accounting or related financial management expertise as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, and may qualify as an audit committee financial expert. No members of the Audit Review Committee serve on more than three public company audit committees.

The Compensation Committee held four meetings in 2008. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of the Company’s policies, programs and procedures for compensating the Company’s employees, including its executive officers, and the directors. Among other things, the Compensation Committee’s direct responsibilities include:

•	the review and approval of corporate goals and objectives relevant to executive compensation;

•	the evaluation of the performance of the chief executive officer and other executive officers in light of these goals and objectives;

•	the determination and approval of chief executive officer and other executive officer compensation levels;

•	the making of recommendations to the Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans; and

•	the review and approval of the Compensation Discussion and Analysis and the production of the annual Compensation Committee Report.

The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm. Each member of the Compensation Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee held two meetings in 2008. The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter. Among other things, the Nominating and Corporate Governance Committee’s responsibilities include:

•	the review and making of recommendations to the Board of Directors of the criteria for membership on the Board of Directors;

•	the review and making of recommendations to the Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company; and

•	the identification and making of recommendations to the Board of Directors of specific candidates for membership on the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. See “Procedures for Submission and Consideration of Director Candidates” on page 61. In addition to the foregoing responsibilities, the Nominating and Corporate Governance Committee is responsible for reviewing the Company’s Corporate Governance Guidelines and recommending changes to the Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board’s effectiveness; and annually reporting to the Board of Directors the Nominating and Corporate Governance Committee’s assessment of the Board’s performance. Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange. However, the Nominating and Corporate Governance Committee may, from time to time, consult with certain other members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of the Board of Directors.

The Finance Committee held two meetings in 2008. The Finance Committee reviews the financing and risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on matters concerning finance.

The Executive Committee held three meetings in 2008. The Executive Committee may exercise all of the powers of the Board of Directors over the management and control of the business of the Company during the intervals between meetings of the Board of Directors.

The Board of Directors held seven meetings in 2008. In 2008, all of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during their tenure.

The Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, the Company has the characteristics of a “controlled company,” as that term is defined in Section 303A of the listing standards of the New York Stock Exchange, and may be one. Accordingly, the Board of Directors has determined that the Company could be characterized as a “controlled company.” However, the Board of Directors has elected not to make use at the present time of any of the exceptions to the requirements of the listing standards of the New York Stock Exchange that are available to controlled companies. Accordingly, at least a majority of the members of the Board of Directors is independent, as independence is defined in the listing standards of the New York Stock Exchange. In making a determination as to the independence of its directors, the Company considered the “Independence Standards for Directors” posted on the Company’s website and broadly considered the materiality of each director’s relationship with the Company. Based upon the foregoing criteria, the Board of Directors has determined that the following directors are independent: Owsley Brown II, Dennis W. LaBarre, Richard de J. Osborne, Ian M. Ross, Michael E. Shannon, Britton T. Taplin, David F. Taplin, John F. Turben and Eugene Wong.

In accordance with the rules of the New York Stock Exchange, the non-management directors of the Company are scheduled to meet in executive session, without management, in February of each year. The Chairman of the Compensation Committee presides at such meetings. Additional meetings of the non-

management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at the meeting. In addition to meetings of the non-management directors which occurred in 2008, the most recent such meeting occurred in February of 2009.

The Company holds a regularly scheduled meeting of its Board of Directors in conjunction with its annual meeting of stockholders. Directors are expected to attend the Annual Meeting absent an appropriate excuse. All of the incumbent members of the Board of Directors attended the Company’s 2008 annual meeting of stockholders.

The Company has adopted a code of ethics, entitled “Code of Corporate Conduct,” applicable to all Company personnel, including the principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. Waivers of the Company’s code of ethics for directors or executive officers of the Company, if any, will be disclosed on the Company’s website. The Company has also adopted Corporate Governance Guidelines, which provide a framework for the conduct of the Board of Directors’ business. The Code of Corporate Conduct, the Corporate Governance Guidelines, the Independence Standards for Directors, as well as each of the charters of the Audit Review Committee, Compensation Committee and Nominating and Corporate Governance Committee, are posted on the Company’s website at http://www.nacco.com under the heading “Corporate Governance.” The Company will provide a copy of any of these documents, without charge, to any stockholder upon request. The information contained on or accessible through the Company’s website other than this Proxy Statement is not incorporated by reference into this Proxy Statement, and you should not consider such information contained on or accessible through the Company’s website as part of this Proxy Statement.

The Audit Review Committee reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest in such transactions. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As set forth in the Audit Review Committee’s charter, in the course of the review of a potentially material related person transaction, the Audit Review Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Review Committee deems appropriate.

Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction which is directly or indirectly material to the Company or a related person.

Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Certain Business Relationships

Dennis W. LaBarre, a director of the Company and its principal subsidiaries, is a partner in the law firm of Jones Day. Such firm provided legal services on behalf of the Company and its principal subsidiaries during 2008 on a variety of matters, and it is anticipated that such firm will provide such services in 2009. The fees for the legal services rendered to the Company and its principal subsidiaries by Jones Day approximated $3.2 million for the year ended December 31, 2008. The fees for the legal services rendered to the Company by Jones Day were substantially less than 2% of Jones Day’s annual gross revenues for 2008. Mr. LaBarre does not receive any direct compensation from legal fees paid by the Company to Jones Day and these legal fees do not provide any material indirect compensation to Mr. LaBarre.

J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. In 2008, Mr. Butler received total compensation from the Company of $445,840, which includes annual compensation, long-term compensation and all other compensation.

Report of the Audit Review Committee

The Audit Review Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2008. The Audit Review Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Review Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC.

MICHAEL E. SHANNON, CHAIRMAN
RICHARD DE J. OSBORNE
JOHN F. TURBEN

Director Compensation

The following table sets forth all compensation of each director for services as directors to the Company and its subsidiaries for 2008, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin is also the President and Chief Executive Officer of the Company. Mr. Rankin does not receive any compensation for his services as a director. Mr. Rankin’s compensation for services as an officer of the Company is shown in the Summary Compensation Table on page 44.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2008

	Fees Earned or		Stock	All Other
	Paid in Cash(1)		Awards(2)	Compensation(3)	Total
Name	($)		($)	($)	($)

Owsley Brown II	$52,171		$26,273	$6,759	$85,203
Dennis W. LaBarre	$68,456	(4)	$26,273	$6,759	$101,488
Richard de J. Osborne	$72,596	(4)	$26,273	$6,752	$105,621
Ian M. Ross	$51,171		$26,273	$5,859	$83,303
Michael E. Shannon	$83,399	(4)	$26,273	$6,759	$116,431
Britton T. Taplin	$49,171		$26,273	$6,759	$82,203
David F. Taplin	$49,171		$26,273	$6,672	$82,116
John F. Turben	$80,596	(4)	$26,273	$6,759	$113,628
Eugene Wong	$47,615	(4)	$26,273	$2,752	$76,640

(1)	Amounts in this column reflect the annual retainers and other fees paid to the directors. They also include payment for certain fractional shares of Class A Common that were earned and cashed out in 2008 under the Non-Employee Directors’ Plan.

(2)	Under the Non-Employee Directors’ Plan, as described below, the directors are required to receive a portion of their annual retainer in shares of Class A Common, which are referred to as the Mandatory Shares, and are permitted to elect to receive all or any portion of the remainder of the retainer and all fees in the form of shares of Class A Common, which are referred to as the Voluntary Shares. Amounts in this column reflect the compensation cost of the Mandatory Shares that were granted to directors under the Non-Employee Directors’ Plan, determined pursuant to the Statement of Financial Accounting Standards No. 123R (Revised 2004), “Share-Based Payment,” which is referred to as SFAS No. 123R. See Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying the valuation of equity awards. The grant date fair value of the shares of Class A Common, also determined pursuant to SFAS No. 123R, is the same as the amounts listed above.

(3)	The amount listed includes $1,505 in Company-paid premium payments for life insurance for the benefit of the directors. The amount listed also includes other Company-paid premium payments for accidental death and dismemberment insurance for the director and his spouse and personal excess liability insurance for the director and members of his immediate family. The amount listed also includes charitable contributions made in the name of the Company on behalf of the director and his spouse under the Company’s matching charitable gift program in the amount of $0 for Eugene Wong, $3,100 for Ian M. Ross and $4,000 for each other director.

(4)	The amount listed includes the amount the director elected to receive in the form of Voluntary Shares rather than in cash. The following directors voluntarily elected to receive the following portion of their cash fees and retainers in the form of Voluntary Shares: $25,000 for Dennis W. LaBarre, $5,000 for Richard de J. Osborne, $15,000 for Michael E. Shannon, $5,000 for John F. Turben and $30,000 for Eugene Wong.

Description of Material Factors Relating to the Director Compensation Table

During 2008, each director who was not an officer of the Company or its subsidiaries received the following compensation for service on the Board of Directors and on subsidiary boards of directors:

•	a retainer of $55,000 ($30,000 of which is required to be paid in the form of shares of Class A Common, as described below);

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of the Board of Directors or a subsidiary board of directors, but not exceeding $2,000 per day;

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of a committee of the Board of Directors or a committee of a subsidiary board of directors on which the director served;

•	a retainer of $5,000 for each committee of the Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $5,000 for each committee of the Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $10,000 for the chairman of the Audit Review Committee of the Board of Directors.

The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. The Company also occasionally makes its private aircraft available to directors for attendance at meetings of the Company and subsidiary boards of directors.

Under the Non-Employee Directors’ Plan, each director who was not an officer of the Company or its subsidiaries received $30,000 of his $55,000 retainer in shares of Class A Common, although any fractional shares were paid in cash. The actual number of shares of Class A Common issued to a director is determined by taking the dollar value of the portion of the $30,000 retainer that was earned by the director each quarter and dividing it by the average closing price of shares of Class A Common on the New York Stock Exchange for each week during such quarter. These shares are fully vested on the date of grant and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director, or his spouse, children or grandchildren.

The foregoing restrictions on transfer lapse upon the earliest to occur of:

•	the date which is ten years after the last day of the calendar quarter for which such shares were earned;

•	the date of the death or permanent disability of the director;

•	five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors; or

•	the date that a director is both retired from the Board of Directors and has reached 70 years of age.

In addition, each director has the right under the Non-Employee Directors’ Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his retainers and meeting attendance fees. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.

Director Compensation Program for 2009

The Company’s compensation program for directors for 2009 will be structured in an identical manner to the 2008 program, except that, in response to recent economic and business conditions, and in support of the financial sacrifices made by our employees as described in “Executive Compensation — Executive Compensation Program for 2009” beginning on page 42, the directors have agreed to reduce their retainers and meeting fees by 10%, effective January 1, 2009.

Executive Compensation

Compensation Discussion and Analysis

The following describes the material elements of compensation objectives and policies for the Company and its subsidiaries and the application of these compensation objectives and policies to those individuals named in the Summary Compensation Table on page 44, who we refer to as the Named Executive Officers. This discussion and analysis of the Company’s compensation program should be read in conjunction with the accompanying tables and text disclosing the compensation awarded to, earned by or paid to the Named Executive Officers during 2008.

Executive Compensation Governance

The Compensation Committee of the Board of Directors and the Compensation Committees of the Company’s subsidiary boards of directors, which are referred to collectively as the Compensation Committee unless the context requires otherwise, establish and oversee the administration of the Company’s policies, programs and procedures for compensating its employees, including its executive officers. Each Compensation Committee consists solely of independent non-employee directors. The Compensation Committee’s direct responsibilities include the review and approval of corporate goals and objectives relevant to compensation for the Chief Executive Officer and other executive officers, evaluation of the performance of the Chief Executive Officer and other executive officers in light of these performance goals and objectives, and determination and approval of the compensation levels of the Chief Executive Officer and other executive officers based on this evaluation. It also makes recommendations to the Board of Directors, where appropriate or required, and takes other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans.

Compensation Consultants

The Compensation Committee receives assistance and advice from the Hay Group®, an internationally-recognized compensation consulting firm. These consultants are engaged by and report to the Compensation Committee, although they also provide advice and discuss compensation issues directly with management. Each year, or more frequently if warranted by changes in circumstances, the Hay Group is engaged to provide recommendations regarding substantially all aspects of executive officer and director compensation. For 2008, the Hay Group was engaged to make recommendations primarily in two areas:

•	Hay point levels, salary midpoints and incentive targets for all new executive officer positions and/or changes to current executive officer positions; and

•	2008 salary midpoints, short-term and long-term incentive compensation targets (calculated as a percentage of target midpoint) and target total compensation for all executive officer positions.

At the direction of the Compensation Committee, all Hay point recommendations for new executive officer positions and/or changes to current positions are determined by the Hay Group through the consistent application of the Hay point rating methodology, which is a proprietary method that takes into account the know-how, problem solving and accountability requirements of the position.

The Compensation Committee also directed the Hay Group to use the median results from their “All Industrials” survey, as described in more detail below, for purposes of the recommendations for the 2008 salary midpoints (at certain of the subsidiaries the salary midpoints are set slightly below median), incentive compensation targets and target total compensation. The Compensation Committee sets our executives’

compensation at (or slightly below) the median level because it believes that the median ensures that our compensation program provides sufficient compensation to attract and retain talented executives and maintain internal pay equity, without overcompensating our executives.

Executive Compensation Policies and Objectives

The guiding principle of the executive compensation program of the Company and its subsidiaries has been the maintenance of a strong link between a Named Executive Officer’s compensation, his individual performance and the performance of the Company or the subsidiary for which the Named Executive Officer has responsibility. Comprehensively defined “target total compensation” is established for each Named Executive Officer following rigorous evaluation standards to ensure internal equity. Such target total compensation is determined explicitly in dollar terms as the sum of base salary plus cash in lieu of perquisites, short-term incentives and long-term incentives. The following table sets forth the target total compensation and the percent of target total compensation represented by each component of target total compensation that was determined by the Compensation Committee for each Named Executive Officer for 2008:

	Base Salary and
	Cash in Lieu of	Short-Term Plan	Long-Term Plan	Target Total
	Perquisites	Target	Target	Compensation
Named Executive Officer	($)/(%)	($)/(%)	($)/(%)	($)/(100%)

Alfred M. Rankin, Jr.	$1,238,504(30)%	$791,280(19)%	$2,072,714(51)%	$4,102,498
Kenneth C. Schilling	$274,552(57)%	$127,545(26)%	$80,006(17)%	$482,103
Michael J. Morecroft	$575,712(40)%	$308,520(22)%	$539,910(38)%	$1,424,142
Robert L. Benson	$389,720(42)%	$221,210(24)%	$321,760(34)%	$932,690
Michael P. Brogan	$583,148(34)%	$401,730(24)%	$717,375(42)%	$1,702,253

The economic and financial events occurring in the last half of 2008 negatively impacted Company results and our incentive compensation program for 2008. As discussed under “-Components of the Named Executive Officers’ Compensation Short-Term Incentive Compensation” and “-Long-Term Incentive Compensation” below, overall Company and business unit performance for 2008, with one exception, was below a level at which the Named Executive Officers could earn their target short-term and long-term incentive compensation. The business unit performance at The North American Coal Corporation, referred to as North American Coal, was above its target performance level. As a result, actual total compensation for all Named Executive Officers other than Mr. Benson, who is the President and Chief Executive Officer of North American Coal, was below the All Industrials median for 2008. Because we expect the economic recovery to be slow in 2009, we have also made several changes to our compensation programs for 2009, as shown in “Executive Compensation Program for 2009” below.

Each of the components of target total compensation is described in further detail below.

In addition to the target total compensation shown on the table above, the Company and its subsidiaries provide their executives with qualified and nonqualified retirement benefits that are designed to provide a competitive rate of income during retirement with the opportunity for additional income if the Company attains superior results.

The design of the compensation program of the Company and its subsidiaries offers opportunities for the Named Executive Officers to earn truly superior compensation for outstanding results. However, it also includes significantly reduced compensation for weak results that do not meet or exceed the previously established performance targets for the year. This is accomplished by:

•	Payment of reduced incentive compensation payments. If the Company or a subsidiary fails to meet the performance targets that are established under the incentive plans at the beginning of the year, the amount of incentive compensation that is paid under the short-term and long-term incentive compensation plans is reduced or eliminated in its entirety if actual performance is below the minimum performance thresholds. For example, if the Company fails to meet the minimum performance thresholds for each of the short-term incentive performance factors established by the Compensation Committee, the short-term incentive compensation payout would be zero, which would have reduced

Mr. Rankin’s target total compensation by 19% in 2008. If the Company also fails to meet the minimum performance threshold for ROTCE (as defined below) established by the Compensation Committee under the long-term incentive compensation plan, the long-term incentive compensation payout would be zero, which would have reduced Mr. Rankin’s target total compensation by an additional 51% in 2008, for a total reduction of 70% of his total compensation.

•	Payment of reduced retirement benefits. As described in more detail below, employer-paid profit sharing contributions make up one component of the Company and subsidiary retirement programs. Profit sharing contributions for the Company and each subsidiary other than North American Coal, provide for minimum contributions, as well as the opportunity for additional contributions, which depend on company performance. For example, if the Company fails to meet the minimum performance threshold for ROTCE for the year, only minimum profit sharing contributions of between 2.75% and 7.00% of compensation, depending on a participant’s age, will be made. The maximum profit sharing contributions, however, would be between 5.25% and 16.35% of compensation, depending on a participant’s age, but are only payable if the Company exceeds its ROTCE performance target for the year.

The primary objectives of the Company’s compensation program are to attract, retain and motivate talented management and to reward them with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years when the Company has weaker financial results, payouts under the incentive components of the Company’s compensation plans will be lower. In years when the Company has stronger financial results, payouts under the incentive components of the Company’s compensation plans will be greater. The Company believes that the program will encourage Named Executive Officers to earn incentive pay significantly greater than 100% of target over time by delivering outstanding managerial performance.

Executive Compensation Methodologies

The Company seeks to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans such that base salaries are at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to the performance of the Company and its subsidiaries.

Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the executive officers, including the Named Executive Officers, with the long-term interests of the Company.

Incentive Compensation For Employees of the Company, NMHG and HBB.

For the Company and the subsidiaries other than North American Coal, a substantial portion of the incentive compensation package depends on the extent to which the Company’s or applicable subsidiary’s return on total capital employed, which is referred to as ROTCE, performance meets long-term financial objectives rather than on cyclical movements in the Company’s stock price. The Compensation Committee views the ROTCE performance targets as a stockholder protection rate of return. It reflects the Compensation Committee’s belief that the Company and its stockholders are entitled to at least a certain rate of ROTCE for each of the businesses and the Company overall and that, as a measure of protection for the Company’s stockholders, performance against those rates of return should determine the payouts for a significant portion of the respective incentive compensation program.

The members of the Compensation Committee consider the following factors together with their general knowledge of each of the Company’s industries and businesses, including the historical results of operations and financial positions of the individual subsidiaries and the Company overall, to determine the ROTCE performance targets for the Company and the subsidiaries:

•	forecasts of the Company’s and subsidiaries’ operating results and the business models for the next several years (including the annual operating plans for the current fiscal year);

•	changes in the industries and businesses that affect ROTCE (e.g., the amount of capital required to generate a projected level of sales); and

•	the potential impact a change in the ROTCE performance target would have on the Company’s or subsidiary’s ability to incentivize its employees.

The Compensation Committee reviews these factors annually and, unless the Compensation Committee concludes that changes in these factors warrant an increase or decrease in the ROTCE performance targets, the ROTCE performance targets generally remain the same from year to year. The ROTCE performance targets have been adjusted in the past from time to time, although no changes were made from 2007 to 2008. When made, these periodic adjustments generally have reflected:

•	the subsidiary’s expected ability to take advantage of anticipated changes in industry dynamics;

•	the anticipated impact of programs that have improved profitability of the subsidiary’s business;

•	the anticipated impact of economic conditions on the subsidiary’s business; and

•	the anticipated impact of changes in the subsidiary’s business model on the subsidiary’s business.

After the Company and subsidiary year-end financial results are finalized, actual ROTCE performances are compared against the ROTCE performance targets and, using the pre-established formulas, used to determine the payouts under the incentive plans for the year. ROTCE is calculated for these purposes as follows:

Earnings (Loss) Before Interest After-Tax after adjustments
divided by
Total Capital Employed after adjustments

Earnings Before Interest After-Tax is equal to the sum of interest expense, less 38% for taxes, plus net income. Total Capital Employed is equal to the sum of the average debt and average stockholder’s equity. For purposes of the Company’s incentive plans, average debt and stockholder’s equity are calculated by taking the sum of the balance at the beginning of the year and the balance at the end of the next twelve months divided by 13.

ROTCE is calculated from the Company or subsidiary financial statements using average debt and average stockholder’s equity based on the sum of the balance at the beginning of the year and the balance at the end of each quarter divided by five, which is then adjusted for any non-recurring or special items.

Following is the calculation of the Company’s consolidated ROTCE for 2008:

2008 Net Loss	$(437.6)
Plus: 2008 Interest Expense	40.6
Less: Income taxes on 2008 interest expense at 38%	(15.4)

Earnings (Loss) Before Interest After-Tax	$(412.4)
2008 Average Equity (12/31/2007 and each of 2008’s quarter ends)	$783.6
2008 Average Debt (12/31/2007 and each of 2008’s quarter ends)	$509.0

Total Capital Employed	$1292.6
ROTCE (Before Adjustments)	(31.9)%

Adjustments to Earnings (Loss) Before Interest After-Tax	$0.2
Adjustments to Total Capital Employed	$0.2
ROTCE (After Adjustments)	(31.9)%

Adjustments to the ROTCE calculation under the Company’s incentive plans are generally non-recurring or special items. For 2008, the ROTCE adjustments related to:

•	the after-tax impact of restructuring costs at the Company;

•	a change in accounting methods relating to inventory at Hamilton Beach Brands, Inc., which is referred to as HBB;

•	income tax costs related to repatriation of earnings from controlled foreign corporations; and

•	the after-tax impact of certain HBB environmental costs.

The Compensation Committee determined that these non-recurring or special items were incurred in connection with improving the Company’s operations and, as a result, these items should not adversely affect an executive officer’s incentive compensation payments for actions or events that were beneficial to the Company or that were not generally within the executive officer’s control.

Corresponding adjustments were also established by compensation committees at HBB and NACCO Materials Handling Group, Inc. which is referred to as NMHG, for the respective subsidiary’s ROTCE calculations. Finally, NMHG’s ROTCE calculation was adjusted for a portion of the balance of any outstanding indebtedness to the Company. Other examples of adjustments that have been made in the past include the after-tax impact of costs related to acquisitions, reductions in force and penalties.

Incentive Compensation For Employees of North American Coal

Prior to 2008, due to the unique nature of North American Coal’s business, where a substantial portion of revenue is based on long-term, cost-plus contracts which are not necessarily capital intensive, none of the incentive compensation that was paid to the employees of North American Coal was dependant on North American Coal’s ROTCE performance. Effective January 1, 2008, the Compensation Committee determined that 30% of North American Coal’s short-term incentive compensation should be based on the ROTCE performance of North American Coal’s consolidated mines (Red River Mining Company, Mississippi Lignite Mining Company and the Florida Dragline operations), referred to as the Consolidated Mines, which do require a capital contribution on behalf of North American Coal.

ROTCE for the Consolidated Mines is calculated in the same manner as shown above. It may then be adjusted for any non-recurring or special items. However, no such adjustments were made for 2008.

The remaining 70% of North American Coal’s short-term incentive compensation is based on net income and the development of new projects. For long-term compensation, North American Coal uses economic value income of current and new projects as its performance criteria based on the Compensation Committee’s determination that this is a more accurate reflection of the rate of return in North American Coal’s business, where a substantial portion of revenue is based on long-term contracts and projects.

Other Information

The Compensation Committee views the various components of compensation as related but distinct. While a significant percentage of total target compensation is allocated to incentive compensation as a result of the philosophy discussed above, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Rather, the Compensation Committee reviews information provided by the Hay Group from their “All Industrials” survey to determine the appropriate level and mix of incentive compensation.

For periods before 2008, incentive compensation payments made to the Named Executive Officers generally exceeded their base salary plus perquisite allowance for the year. Because 2008 performance for all companies other than North American Coal was below a level at which participants, including the Named Executive Officers, could earn their target incentive compensation, the 2008 base salary plus perquisite allowance for all Named Executive Officers, other than Mr. Benson, exceeded their incentive compensation payments for the year.

While the long-term incentive compensation plans of the Company and the subsidiaries are intended to provide a significant percentage of the Named Executive Officer’s compensation, the Compensation

Committee believes that, as a result of our balance of long-term and short-term incentives and the design of our programs, these arrangements do not encourage the Named Executive Officers or other senior executive officers to take unnecessary risks that could threaten the value of the Company or its stockholders. The Compensation Committee made this determination based on the following factors:

•	Only Named Executive Officers of the Company are eligible for equity-based compensation.

•	Equity-based compensation is paid in the form of immediately taxable restricted stock which generally is nontransferable for a period of at least 10 years. These restrictions, together with volatile market conditions, make it difficult for an executive to affect Company performance when the transfer restrictions lapse.

•	The subsidiary long-term awards are based on one-year performance periods. While the holding period of the NMHG and HBB awards is generally three-years, the awards increase in value based on specified interest rates or long-term ROTCE rates, as opposed to the performance of the subsidiary or the Company over a short period of time. The holding period of North American Coal Awards is generally ten years, and the awards increase in value based on the interest paid by 10-year treasury notes.

Finally, in addition to providing other limited perquisites, target levels of perquisites for the executive officers are converted into fixed dollar amounts and paid in cash ratably throughout the year, an approach that recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.

Components of the Named Executive Officers’ Compensation

The major portion of the Named Executive Officers’ compensation, which is referred to as “target total compensation,” includes the following components:

•	Base salary, which includes a fixed dollar amount equal to target levels of perquisites as described above;

•	Short-term cash incentives; and

•	Long-term incentives, which consist of long-term equity incentives for employees of the Company or long-term cash incentives for employees of the Company’s subsidiaries.

Retirement benefits, which consist mainly of the qualified plans and restoration nonqualified deferred compensation arrangements described below, and other benefits, such as health and welfare benefits, supplement target total compensation. In addition, from time to time, the Compensation Committee may award discretionary cash bonuses to executive officers.

The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation levels. In this process, the Compensation Committee reviews “tally sheets” with respect to target total compensation for the Named Executive Officers and certain other executive officers. The tally sheets list each officer’s title, Hay points, salary midpoint, base salary, perquisite allowance, short-term and long-term incentive compensation targets and target total compensation for the current year, as well as those that are being proposed for the subsequent year.

The Hay Group provides the Compensation Committee with the salary midpoint for each Hay point level. The salary midpoint is then used to calculate the perquisite amount, long-term incentive compensation targets and target total compensation for each Hay point level by multiplying the salary midpoint provided by the Hay Group by the target incentive percentage provided by the Hay Group. Except as described below for Mr. Schilling under “-Short-Term Incentive Compensation,” the salary midpoint is also used to calculate the short-term incentive compensation targets. With respect to base salary, the Compensation Committee takes into consideration the Named Executive Officers’ performance during the prior year and prior year base salary in relation to the salary midpoint for their positions, as well as any other relevant information provided by the Hay Group, such as general inflation and salary trends, general budget considerations and any extraordinary personal or corporate events that occurred during the prior year. After reviewing all information, the Compensation Committee determined that the amounts shown below were appropriate for each of the Named Executive Officers in 2008.

Base Salary

The Compensation Committee fixes an annual base salary intended to be competitive with the marketplace to aid in the recruitment and retention of talented executive officers. Base salary is intended to provide Named Executive Officers with a set amount of money during the year with the expectation that they will perform their responsibilities to the best of their ability and in the best interests of the Company.

To assist the Compensation Committee in fixing base salary levels that are at adequately competitive levels, the Compensation Committee has directed the Hay Group to analyze a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues, which is referred to as the “All Industrials survey.” Organizations participate in the All Industrials survey based upon their voluntary submission of data to the consultant, as well as their ability to pass the consultant’s quality assurance controls. For 2008, participants in the Hay Group’s All Industrials survey, which is used by the Compensation Committee as the principal comparator for purposes of setting target compensation, included 233 parent organizations and 323 independent operating units representing almost all areas of industry, including the light and heavy manufacturing, consumer products and mining segments.

This particular survey was chosen as the benchmark because the Compensation Committee feels that the use of a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any one industry that could otherwise skew the survey results in any particular year. Finally, this survey group has been used historically due to the unique nature of the Company’s holding group structure, as a way to provide internal consistency in compensation among all of the Company’s subsidiaries, regardless of industry.

Using the same Hay point methodology discussed above to compare positions of similar scope and complexity and the data obtained in the All Industrials survey, the Hay Group derives a median salary level, which is referred to as the salary midpoint, for each Hay point level, including those positions occupied by the Named Executive Officers. (Certain subsidiaries reduce the midpoints slightly below median.) Because the salary midpoint is based on the Hay point level, all of the executive officers at a particular Hay point level at a particular company have the same salary midpoint. This process assures internal equity in pay among the executives across the Company and all business units.

The base salary for each executive officer, including the Named Executive Officers, for each year is approved by the Compensation Committee by taking into account the executive officer’s individual performance for the prior year and the relationship of the executive officer’s prior year’s base salary to the new salary midpoint for the executive officer’s Hay point level. The potential for larger salary increases exists for individuals with lower base salaries relative to their salary midpoint and/or superior performance. The potential for smaller increases or even no increase exists for those individuals with higher base salaries relative to their salary midpoint and/or poor performance.

The following table sets forth the salary midpoint, salary range and base salary for each Named Executive Officer for 2008, as well as the percentage of increase from the 2007 base salary:

			Base Salary
		Salary Range	Determined by the
		(in Comparison to	Compensation
	Salary Midpoint	Salary Midpoint)	Committee
	Determined by the	Determined by the	in Dollars and as a
	Independent	Compensation	Percentage of	Increase Over 2007
	Consultant	Committee	Salary Midpoint	Base Salary
Named Executive Officer	($)	(%)	($)(%)	(%)

Alfred M. Rankin, Jr.	$879,200	80% - 130%	$1,133,000 (129)%	3.5%
Kenneth C. Schilling	$231,900	80% - 120%	$256,000 (110)%	4.5%
Michael J. Morecroft	$514,200	80% - 120%	$524,292 (102)%	6.0%
Robert L. Benson	$402,200	80% - 120%	$349,500 (87)%	7.0%
Michael P. Brogan	$573,900	80% - 120%	$514,280 (90)%	7.0%

The Compensation Committee’s determination of each executive officer’s current base salary is dependent on the factors discussed above as well as where the executive officer’s base salary fell within the salary range.

Because the Company does not provide its executive officers, including the Named Executive Officers, with the perquisites commonly provided to executives in other companies, the Compensation Committee provides executive officers at certain Hay point levels, including the Named Executive Officers, with a fixed dollar amount of cash in lieu of perquisites which is equal to a specified percentage of the executive’s salary midpoint.

The applicable percentages were determined by the Hay Group based on a study it conducted comparing the relationship between the value of executive officers’ perquisites and the salary midpoint for the position. At the direction of the Compensation Committee, the Hay Group used data from its proprietary Benefits Report, which contains employee benefits data from an industry-wide survey. For 2008, the organizations that submitted information for the Benefits Report included 834 organizations or operating units representing almost all areas of industry, including the light and heavy manufacturing, consumer products and mining segments, as well as other organizations from the health care, service and financial sectors. Consistent with the utilization of the All Industrials survey, the Compensation Committee determined that the Benefits Report was an appropriate benchmark because using a broad-based survey reduces volatility and lessens the impact of cyclical upswings or downturns in any industry that could otherwise affect the survey results in a particular year.

For this study, the Compensation Committee did not seek identical comparisons or specific dollar amounts. Rather, the Compensation Committee merely requested an indication of the cost of perquisites that would represent a reasonable competitive level of perquisites for the company’s various executive positions.

The table below sets forth the percentages of salary midpoints paid in lieu of perquisites, as determined by the Hay Group. The Compensation Committee again approved the use of these recommendations for each of the Named Executive Officers for 2008. These amounts were paid in cash ratably throughout the year. This approach satisfied the Company’s objective of providing competitive total compensation to its Named Executive Officers while recognizing that many perquisites are largely just another form of compensation.

	Percentage of Salary	Amount of 2008
	Midpoint Paid in	Salary Paid in
	Lieu of Perquisites	Lieu of Perquisites
Named Executive Officer	(%)	($)

Alfred M. Rankin, Jr.	12%	$105,504
Kenneth C. Schilling	8%	$18,552
Michael J. Morecroft	10%	$51,420
Robert L. Benson	10%	$40,220
Michael P. Brogan	12%	$68,868

Short-Term Incentive Compensation

The Company uses short-term cash incentives to provide awards for achieving annual operating and financial performance objectives as well as long-term financial objectives. We refer to these long-term financial objectives as the stockholder protection rate of return. All of the short-term incentive compensation plans for the Company and its subsidiaries follow the same basic pattern for award determination:

•	Each short-term plan has a one-year performance period;

•	Awards under the short-term plans are paid based on actual performance against pre-established performance targets that are established by the Compensation Committee at the beginning of each year; and

•	The performance targets are determined solely in the discretion of the Compensation Committee. For all companies other than North American Coal, 60% of the short-term incentive compensation amount is based on performance against specific business objectives in the annual operating plans of the subsidiaries for the year and the remaining 40% is based on performance against the Compensation Committee’s determination of an appropriate ROTCE performance rate. For North American Coal, 40% of the short-term incentive compensation amount is based on performance against specific business objectives in the annual operating plan for the year, 30% is based on performance against new project development goals and the remaining 30% is based on performance against the Compensation Committee’s determination of an appropriate ROTCE performance rate for the Consolidated Mines.

At the beginning of 2008, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and adopted performance criteria and target performance levels for the Company and its subsidiaries upon which the short-term awards were based. The performance criteria and target performance levels were established within the Compensation Committee’s discretion, and generally were based upon management’s recommendations as to the performance objectives of the particular business for the year.

Performance Against Annual Operating Plans

For 2008, the Compensation Committee established the following performance criteria for the indicated short-term plans pertaining to the Named Executive Officers, which criteria are generally based on the annual operating plans of the subsidiaries:

Name of Plan	Performance Criteria

NACCO Short-Term Plan	The performance criteria are the same as the non-ROTCE performance criteria established by the compensation committees of the Company’s subsidiaries under the short-term incentive plans for the Company’s subsidiaries

North American Coal Short-Term Plan	North American Coal’s adjusted net income and new business development

NMHG Short-Term Plan	NMHG’s adjusted net income and market share

HBB Short-Term Plan	HBB’s adjusted net income and revenue

Kitchen Collection Short-Term Plan	Kitchen Collection’s net income and sales development

For 2008, the Compensation Committee established the following performance targets for the indicated short-term plans pertaining to the Named Executive Officers, which criteria are generally based on the annual operating plans of the subsidiaries:

Name of Plan	Performance Targets

NACCO Short-Term Plan (60% portion)	The performance targets are the same as the non-ROTCE targets established by the compensation committees of the Company’s subsidiaries for the short-term incentive plans for the Company’s subsidiaries after review of their operating plans and the key factors for the respective business for 2008:
NMHG adjusted net income: 27.5% of the 2008 award was based on performance against a target of $42.5 million of NMHG’s consolidated adjusted net income.
NMHG market share: 27.5% of the 2008 award was based on performance against target market shares for key NMHG markets.
HBB adjusted net income: 11.25% of the 2008 award was based on performance against a target of $14.9 million of adjusted net income for HBB.
HBB revenue: 11.25% of the 2008 award was based on performance against a target of $540.1 million of revenue for HBB.
North American Coal adjusted net income: 8% of the 2008 award was based on performance against a target of $16.8 million of adjusted net income for North American Coal.
North American Coal new business development: 6% of the 2008 award was based on performance against a target level of new business development for North American Coal.
North American Coal Consolidated Mine ROTCE: 6% of the 2008 award was based on performance against a ROTCE performance target for North American Coal’s Consolidated Mines. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the Consolidated Mine ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for the Consolidated Mines.
Kitchen Collection net income: 1.25% of the 2008 award was based on performance against a target of $0.3 million of net income for Kitchen Collection.
Kitchen Collection sales development: 1.25% of the 2008 award was based on performance against a target of $221.9 million of sales development for Kitchen Collection.

North American Coal Short-Term Plan (70% portion)	North American Coal adjusted net income: 40% of the 2008 award was based on performance against a target of $16.8 million of adjusted net income for North American Coal.
North American Coal new business development: 30% of the 2008 award was based on performance against a target level of new business development for North American Coal.

NMHG Short-Term Plan (60% portion)	NMHG adjusted net income: 30% of the 2008 award was based on performance against a target of $42.5 million of adjusted net income for NMHG established by the Compensation Committee after review of NMHG’s annual operating plan and the key factors for its business for 2008.

Name of Plan	Performance Targets

NMHG market share: 30% of the 2008 award was based on performance against target market shares for key NMHG markets established by the Compensation Committee after review of NMHG’s annual operating plan and the key factors for its business for 2008.

HBB Short-Term Plan (60% portion)	HBB adjusted net income: 30% of the 2008 award was based on performance against a target of $14.9 million of adjusted net income for HBB established by the Compensation Committee after review of HBB’s annual operating plan and the key factors for its business for 2008.
HBB revenue: 30% of the 2008 award was based on performance against a target of $540.1 of revenue for HBB established by the Compensation Committee after review of HBB’s annual operating plan and the key factors for its business for 2008.

The performance targets described above are generally based on the forecasts for the selected performance criteria contained in the subsidiaries’ annual operating plans for the year. Therefore, there is an expectation that these performance targets will be met during the year and, if they are not, the participants will not receive some or all of the portion of the short-term plan award that is based on these performance criteria.

Performance Against Stockholder Protection Rate of Return

2008 was the first year that a ROTCE component was added to The North American Coal 2008 Annual Incentive Compensation Plan, which is referred to as the North American Coal Short-Term Plan. The North American Coal Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” when determining the appropriate ROTCE target for the Consolidated Mines.

For many years, a ROTCE component has been in effect under the NACCO Industries, Inc. 2008 Annual Incentive Compensation Plan, which is referred to as the NACCO Short-Term Plan, the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan, which is referred to as the NACCO Supplemental Short-Term Plan, the NACCO Materials Handling Group, Inc. 2008 Annual Incentive Compensation Plan, which is referred to as the NMHG Short-Term Plan and the Hamilton Beach Brands, Inc. 2008 Annual Incentive Compensation Plan, which is referred to as the HBB Short-Term Plan. After reviewing the following factors, the Compensation Committee determined that no changes should be made to the 2008 ROTCE performance targets under those plans from the targets that were in effect in 2007:

•	The Compensation Committee determined that the forecasts of the Company’s future operating results for the next several years, anticipated changes in its industry and business that affect ROTCE and the impact of a change in the ROTCE performance target on its employee incentives remained substantially unchanged from previous years.

•	The Compensation Committee recognized that the ROTCE performance target is intended to reflect, among other things, the Company’s anticipated long-term financial performance over the next several years.

For 2008, the Compensation Committee adopted the following performance criteria based on performance against the stockholder protection rate of return for the indicated short-term plans pertaining to the Named Executive Officers:

Name of Plan	Performance Criteria

NACCO Short-Term Plan (40% portion for participants who are not Named Executive Officers)	NACCO’s ROTCE: The remaining 40% of the 2008 short-term award was based on performance against a consolidated ROTCE performance target. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the consolidated ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for the Company’s business overall.

NACCO Supplemental Short-Term Plan (40% portion for participants who are Named Executive Officers)	NACCO’s ROTCE: The remaining 40% of the 2008 short-term award was based on performance against a consolidated ROTCE performance target. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the consolidated ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for the Company’s business overall.

North American Coal Short-Term Plan (30% portion)	North American Coal Consolidated Mine ROTCE: The remaining 30% of the 2008 short-term award was based on performance against a ROTCE performance target for North American Coal’s Consolidated Mines. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the Consolidated Mine ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for the Consolidated Mines.

NMHG Short-Term Plan (40% portion)	NMHG’s ROTCE: The remaining 40% of the 2008 short-term award was based on performance against a ROTCE performance target. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for NMHG’s business.

HBB Short-Term Plan (40% portion))	HBB’s ROTCE: The remaining 40% of the 2008 short-term award was based on performance against a ROTCE performance target. Unlike the performance criteria based on the subsidiaries’ operating plans, the Compensation Committee considered the factors described above under “— Executive Compensation Methodologies” and set the ROTCE performance target at a level it believes reflects an appropriate stockholder protection rate of return for HBB’s business.

The ROTCE performance targets established by the Compensation Committee for 2008 comprised between 30% and 40% of the short-term plans for 2008. The ROTCE performance targets were not based on the Company’s or subsidiary’s annual operating plan, but instead reflected the Compensation Committee’s belief that the Company’s stockholders are entitled to a certain rate of ROTCE and that, as a measure of stockholder protection, performance against that rate of return should determine the payouts for a large portion of the short-term incentive compensation.

Because the ROTCE performance targets are based on a stockholder protection rate of return for the Company and each of the subsidiaries rather than the current-year annual operating plans, it is possible that in any given year the level of expected performance may be above or below the ROTCE performance target for that year. For 2008, the Compensation Committee did not expect the ROTCE performance would exceed the targets for the short-term plans at the Company or any of its subsidiaries.

Individual Performance Factor

In its discretion, the Compensation Committee may take into account a participant’s individual performance for the year. Substandard performance could result in a reduction in the amount of, or the total elimination of, an award. In addition, outstanding performance could result in an increase in the amount of the award payable under the short-term plans.

Calculation and Payment of Awards

Payouts to the Named Executive Officers under the short-term plans are determined by comparing the Company’s or subsidiary’s actual performance to the pre-established performance targets. The Named Executive Officers can receive maximum payouts under the short-term plans for 2008 only if the Company or subsidiary exceeds the targets for both the annual operating plan and the ROTCE performance criteria. The Compensation Committee, in its discretion, may also increase or decrease awards under the short-term plans and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards, although it rarely does so. Under the NACCO Supplemental Short-Term Plan, however, there are no individual performance goals and the awards that are payable to the Named Executive Officers may only be decreased. Generally, payments under the short-term plans do not exceed 150% of the target amounts. The payments under the short-term plans are calculated after the end of each year and are paid annually in cash. They are immediately vested when paid.

Target awards under the short-term plans for all executive officers, including the Named Executive Officers, are established at specified percentages of each individual’s salary midpoint, based on the number of Hay points assigned to the executive’s position and the Hay Group’s short-term incentive compensation recommendations for that Hay point level. For 2008, the short-term plans were designed to provide target short-term incentive compensation to the Named Executive Officers of between 55% and 90% of salary midpoint, depending on the Named Executive Officer’s position. For 2008, the target short-term incentive compensation percentage provided by the Hay Group for Mr. Schilling was increased from 40% to 55% based on the Compensation Committee’s determination that the increase was warranted to partially compensate Mr. Schilling for the adverse tax consequences and loss of deferral opportunity associated with the freeze of, and payout from, the NACCO Industries, Inc. Unfunded Benefit Plan, referred to as the Frozen NACCO Unfunded Plan, as described in more detail under “-Retirement Plans — Defined Contribution Plans” below and in the narrative accompanying the Nonqualified Deferred Compensation Table starting on page 51.

For 2008, final awards for the Named Executive Officers under the short-term plans were calculated based on the Company’s or subsidiaries’ actual performance on the performance criteria for the respective short-term plan compared with the established performance targets.

•	NACCO Short-Term Plan and NACCO Supplemental Short-Term Plan: For the Company, the combined performance of the subsidiaries on the performance measures based on their respective annual operating plans under the 60% portion of the NACCO Short-Term Plan fell below the target for 2008. Based on the formulas approved at the beginning of the year by the Compensation Committee, the awards under that portion of the NACCO Short-Term Plan were paid at 20.4% of the target award amount for the Named Executive Officers at the Company. Under the NACCO Supplemental Short-Term Plan, the Company’s 2008 consolidated ROTCE performance was below the ROTCE targeted level of performance. Therefore, no awards were payable under the Supplemental Short-Term Plan and the aggregate short-term incentive compensation performance for the Named Executive Officers of the Company for 2008 was 20.4%.

•	North American Coal Short-Term Plan: North American Coal exceeded its adjusted net income target and its new business development target but fell slightly short of the Consolidated Mine ROTCE target in 2008. Based on the formulas approved at the beginning of the year by the North American Coal Compensation Committee, the awards under the North American Coal Short-Term Plan for 2008 were paid at 123.0% of the target award amount, except that the award for Mr. Benson, the Named Executive Officer at North American Coal, in accordance with the terms of the plan, also reflected the application of a 110% individual performance factor and a business unit performance factor, which resulted in a final payout of 121.4% of his target award.

•	NMHG Short-Term Plan: NMHG fell short of most of its short-term incentive compensation targets in 2008. Based on the formulas approved at the beginning of the year by the NMHG Compensation Committee, the awards under the NMHG Short-Term Plan for 2008 were paid at 1.0% of the target award amount for the senior corporate staff group, which included the Named Executive Officer at NMHG.

•	HBB Short-Term Plan: HBB fell short of all short-term incentive compensation targets in 2008. Based on the formulas approved at the beginning of the year by the HBB Compensation Committee, the award under the HBB Short-Term Plan for 2008 for Dr. Morecroft, the Named Executive Officer at HBB, was paid at 22.6% of the target award.

Pursuant to the terms of the short-term plans, the Compensation Committee is authorized to use negative discretion to reduce the amount of the awards that would otherwise be payable. In 2008, the Compensation Committee did not use negative discretion under any of the short-term plans that covered the Named Executive Officers.

The following table shows the short-term plan target both as a percentage of salary midpoint and as a dollar amount for each Named Executive Officer for 2008, as well as the actual short-term plan payout as a percentage of salary midpoint and as a dollar amount for 2008.

	Short-Term Plan		Short-Term Plan
	Target as a		Payout as a
	Percentage of	Short-Term	Percentage of	Short-Term
	Salary Midpoint	Plan Target	Salary Midpoint	Plan Payout
Named Executive Officer	(%)	($)	(%)	($)

Alfred M. Rankin, Jr.	90%	$791,280	18.4%	$161,421
Kenneth C. Schilling	55%	$127,545	11.2%	$26,019
Michael J. Morecroft	60%	$308,520	13.6%	$69,726
Robert L. Benson	55%	$221,210	66.8%	$268,549
Michael P. Brogan	70%	$401,730	1.0%	$4,017

Discretionary Cash Bonuses

The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to the executive officers, including the Named Executive Officers, in addition to the short-term incentive plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company, particularly when such achievement or service cannot be reflected in the performance criteria. No Named Executive Officer received a discretionary cash bonus for 2008.

Consulting Agreement With Dr. Morecroft

For the past eight years, Dr. Morecroft has been the President and Chief Executive Officer of HBB. He has been involved in the housewares industry for over 40 years. Dr. Morecroft’s superior management and financial and leadership skills have greatly contributed to HBB’s past success. Mr. Rankin and the Board of Directors believe that Dr. Morecroft is a substantial asset to the Company as a whole. As a result, at the request of Mr. Rankin, the Compensation Committee approved a consulting agreement with Dr. Morecroft on February 10, 2009. Pursuant to the consulting agreement, in addition to continuing his employment duties with HBB, Dr. Morecroft is a consultant to Mr. Rankin and the Board of Directors on management, financial and other matters relating to the Company as a whole and particularly with respect to the potential synergies from more closely associating The Kitchen Collection, Inc. (“KC”) and HBB.

The term of the agreement is from June 30, 2008 through December 31, 2009. The Company or Dr. Morecroft may terminate the agreement with five days’ advance written notice. The consulting agreement is not an employment agreement and does not guarantee that Dr. Morecroft will continue to be retained as consultant for any specified period of time. For services rendered in 2008, Dr. Morecroft received a lump sum consulting fee from the Company of $665,000 that was paid in February, 2009. For services to be rendered in 2009, Dr. Morecroft is entitled to a consulting fee from the Company of $880,000, being reduced by the amount of any annual incentive compensation payments and/or profit sharing benefits paid to Dr. Morecroft from HBB in 2009. The 2009 consulting fees will be paid in a lump sum after January 1, 2010 but prior to March 15, 2010. In the event of a termination of the agreement or Dr. Morecroft’s termination of employment prior to December 31, 2009, Dr. Morecroft will receive a pro-rata portion of the 2009 consulting fee, based on the number of days during which the agreement was in effect in 2009.

The declining economic and business environment faced by the Company and its subsidiaries in 2008 and 2009 required us to take thoughtful and deliberative actions regarding cost reduction and containment. As described in more detail under “-Executive Compensation Program for 2009” below, the Company and the subsidiaries have implemented several programs to reduce costs. In his role as a consultant to the Company and Mr. Rankin, Dr. Morecroft assisted in designing these programs, which have resulted and will continue to result in substantial cost savings to the Company and the subsidiaries.

The Compensation Committee approved the reasonable and appropriate fees to be paid to Dr. Morecroft based on the following factors:

•	In his role as a consultant, Dr. Morecroft has had and will continue to have substantial input on financial matters and long-term planning.

•	The financial results of the 2009 cost-reduction programs that Dr. Morecroft assisted designing and implementing are vital to the long-term interest of the Company and the subsidiaries.

•	We expect that the potential synergies from more closely associating KC and HBB will result in additional cost savings in the future.

•	Dr. Morecroft devotes extraordinary effort and leadership skills to his role as a consultant.

In addition, the consulting agreement contains non-solicitation, non-interference, confidentiality and post-termination cooperation requirements. The Board of Directors and the Compensation Committee also have included a non-compete provision in the consulting agreement because they believe that the Company and the subsidiaries would be at a competitive disadvantage if Dr. Morecroft were to become employed by a competitor during the one-year period following his termination of employment.

Finally, none of the consulting fees are included in determining Dr. Morecroft’s retirement or other benefits. The consulting fees owed to Dr. Morecroft for consulting services rendered in 2008 are reflected in the Summary Compensation Table.

Long-Term Incentive Compensation

The purpose of the Company’s long-term incentive compensation plans is to enable executive officers to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of the Company’s businesses. The long-term incentive compensation plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company’s executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders’ and the Named Executive Officers’ long-term interests.

The Compensation Committee believes that awards under the Company’s long-term plans promote a long-term focus on the profitability of the Company due to the lengthy holding periods under the plans. Those individual Named Executive Officers who have a greater impact on the Company’s long-term strategy receive a higher percentage of long-term compensation. The executives of the Company are the only long-term plan participants who are entitled to receive equity-based compensation. The Compensation Committee does not consider a Named Executive Officer’s long-term incentive awards for prior periods when determining the value of a long-term incentive award for the current period, because it considers those prior awards to represent compensation for past services.

Under the Company’s equity-based long-term plan, although a recipient may receive a payout after the end of a base period and each consistent performance period (or after the award year under the supplemental long-term bonus plan), the recipient is effectively required to invest the non-cash portion of the payout in the Company for up to ten years. This is because the shares distributed generally may not be transferred for ten years following the last day of the base period or award year, as applicable. During the holding period, the ultimate value of a payout is subject to change based upon the value of the shares of Class A Common. The value of the award is enhanced as the value of the shares of Class A Common increases or is reduced as the value of the shares of Class A Common decreases. Thus, the awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the shares of Class A Common. As a result of our annual equity grants and the corresponding transfer restrictions, the number of shares of Class A Common that an executive holds generally increases each year. As a result, the executives of the Company will continue to have or accumulate exposure to long-term Company performance notwithstanding any short-term changes in the value of shares. This increased exposure strongly aligns the long-term interests of the Named Executive Officers of the Company with those of other stockholders.

As described below, awards under the North American Coal plan also generally have a holding period of ten years, while awards under the NMHG and HBB plans generally have holding periods of three years.

Long-Term Incentive Compensation for Employees of the Company.  The long-term incentive compensation plan for the Company, the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, which is referred to as the NACCO Long-Term Plan, is an equity-based plan that uses the Company’s consolidated ROTCE as the performance criteria for payouts under the plan.

Two types of awards are permitted under the plan:

•	Annual Awards, referred to as Base Period Awards: At the beginning of each year, the Compensation Committee sets a consolidated ROTCE performance target for the year at a level it believes reflects an appropriate stockholder protection rate of return. Payouts are calculated as of the end of the year based upon the Company’s actual consolidated ROTCE performance compared with the consolidated ROTCE performance target for the year.

•	Consistent Performance Awards: Consistent performance awards are intended to supplement the base period awards paid to participants if the average consolidated ROTCE performance for a five-year performance period exceeds the consolidated ROTCE target established at the beginning of the five-year performance period. No consistent performance award is payable if the Company’s average consolidated ROTCE performance for the relevant five-year performance period is at or below the consolidated ROTCE performance target established at the beginning of the five-year period.

Base Period Awards.  At the beginning of 2008, the Compensation Committee set a consolidated ROTCE performance target and a performance period of one year for the base period awards under the NACCO Long-Term Plan. The consolidated ROTCE performance target for the NACCO Long-Term Plan for 2008 was the same as the target adopted for the NACCO Short-Term Plan. Because the consolidated ROTCE performance target is based on the stockholder protection rate of return rather than the Company’s current-year annual operating plan, it is possible that in any given year the expected actual level of performance for the year could be higher or lower than the consolidated ROTCE performance target for that year. The

Compensation Committee did not expect that the consolidated ROTCE performance target for the NACCO Long-Term Plan would be met by the Company in 2008.

At the beginning of 2008, the Compensation Committee set dollar-denominated target base period awards for all of the participants in the NACCO Long-Term Plan, including those Named Executive Officers participating in the NACCO Long-Term Plan. The awards were expressed in a dollar amount equal to a percentage of the participant’s salary midpoint based on the number of Hay points assigned to the executive’s position and the Hay Group’s long-term incentive compensation recommendations for that Hay point level.

The base period target awards for 2008 under the NACCO Long-Term Plan for Alfred M. Rankin, Jr. and Kenneth C. Schilling, the participating Named Executive Officers, were designed to provide target long-term incentive compensation of 205% and 30% of their salary midpoints, respectively. These amounts were then adjusted by the Compensation Committee to 235.75% and 34.50%, respectively, to account for the immediately taxable nature of the distributions under the NACCO Long-Term Plan. Generally, base period award payments will not exceed 150% of the target base period award. The Compensation Committee retains discretionary authority to increase or decrease the amount of any award that would otherwise be payable to a participant or to approve the payment of awards where the Company’s performance would otherwise not meet the minimum criteria set for payment of awards (except awards for Mr. Rankin, which may only be decreased due to the restrictions of Section 162(m) of the Internal Revenue Code).

Final base period awards for each participant are calculated as of the end of the performance period based on the Company’s actual consolidated ROTCE performance compared with the consolidated ROTCE target for the year. For 2008, the Company’s actual consolidated ROTCE performance fell below the consolidated ROTCE target for the year. Therefore, no base period awards were granted to any participants, including Mr. Rankin and Mr. Schilling, under the NACCO Long-Term Plan for 2008.

Final dollar-denominated base period awards are paid to the participants in a combination of shares of Class A Common and cash, with the cash amount approximating the income tax withholding obligations of the participants for the shares. Approximately 65% of each base period award is distributed in shares of Class A Common.

The actual number of shares of Class A Common issued to a participant is determined by taking the dollar value of the stock component of the base period award and dividing it by the average share price. For this purpose, the average share price is the lesser of:

•	The average closing price of Class A Common on the New York Stock Exchange at the end of each week during the year preceding the start of the performance period (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period); or

•	The average closing price of Class A Common on the New York Stock Exchange at the end of each week during the performance period.

The awards are fully vested when granted and the participants have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The participants also have the right to receive dividends that are declared and paid after they receive the shares of Class A Common. The full amount of each final award, including the fair market value of the shares of Class A Common on the date of grant, is fully taxable to the participant.

The shares of Class A Common that are issued are subject to transfer restrictions which lapse on the earliest to occur of:

•	the date which is ten years after the last day of the performance period;

•	the date of the participant’s death or permanent disability; or

•	five years (or earlier with the approval of the Compensation Committee) from the date of retirement.

The Compensation Committee has the right to release the restrictions at an earlier date, but rarely does so.

Consistent Performance Awards.  If the Company’s average consolidated ROTCE performance for a five-year performance period exceeds the consolidated ROTCE target set at the beginning of the five-year performance period, participants in the NACCO Long-Term Plan may receive a consistent performance award payout.

The amount of any consistent performance award payout would be determined under a formula established at the beginning of the five-year performance period that multiplies the participant’s base period award by a consistent performance factor of up to 50%, based on the amount that the Company’s average consolidated ROTCE performance over the five-year performance period exceeds the consolidated ROTCE target for the period. This amount would then be adjusted by a factor to adjust for inflation over the performance period. Consistent performance award payouts, if any, are paid in the same combination of cash and shares of Class A Common as described above for base period awards. However, the average share price for this purpose is equal to the average closing price on the New York Stock Exchange at the end of each week during the last year of the five-year performance period. No consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001 because the Company’s average consolidated ROTCE performance for the respective five-year periods has not exceeded the consolidated ROTCE targets for such periods.

Additional Long-Term Compensation.  Under the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan, which is referred to as the NACCO Supplemental Long-Term Plan, the Compensation Committee has the flexibility to provide additional compensation for truly outstanding results and extraordinary personal effort. The only Named Executive Officers who are eligible to participate in this plan are Mr. Rankin and Mr. Schilling. The amount of an award, if any, granted under the NACCO Supplemental Long-Term Plan is at the discretion of the Compensation Committee. Once the amount of an award is determined, the award to a Named Executive Officer will be paid partially in shares of Class A Common and partially in cash, based on the same formula used under the NACCO Long-Term Plan. The shares of Class A Common that are awarded to Named Executive Officers would be subject to the same transfer restrictions as the shares awarded under the NACCO Long-Term Plan. Since the establishment of the NACCO Supplemental Long-Term Plan in 2006, no awards have been granted to any Named Executive Officer under the NACCO Supplemental Long-Term Plan.

Long-Term Incentive Compensation for Employees of the Company’s Subsidiaries. The subsidiaries’ long-term incentive compensation plans are linked to future performance of the particular business unit. All awards under the long-term incentive compensation plans of the Company’s subsidiaries are paid in cash from the general assets of the applicable subsidiary.

North American Coal Long-Term Plan.  The North American Coal Value Appreciation Plan for Years 2006 to 2015, which is referred to as the North American Coal Long-Term Plan, has a ten-year term and is in effect from 2006 through 2015. The North American Coal Long-Term Plan replaced The North American Coal Value Appreciation Plan for Years 2000 to 2009, which is referred to as the Frozen North American Coal Long-Term Plan, which was frozen on December 31, 2005 and terminated on December 31, 2007.

In 2006, when the North American Coal Long-Term Plan was initially established, the North American Coal Compensation Committee established net income appreciation goals that are based upon achieving year by year targets for each year during the ten-year term of the plan. These goals are adjusted each year for inflation and to take into account any “new projects” initiated during the ten-year period. Once a calendar year is completed, the actual adjusted net income less a charge for the capital employed during that year is measured against the adjusted net income less a charge for the capital employed goal for that year to determine the annual net income appreciation of current and new projects, which is referred to as the Annual Factor. Also, actual cumulative adjusted net income less a charge for the capital employed for the term of the plan to date is measured against the cumulative adjusted net income less a charge for the capital employed goals to date to determine the cumulative net income appreciation of current and new projects, which is referred to as the Cumulative Factor, against the ten year target. The North American Coal Compensation

Committee also set a goal for the cumulative net income appreciation due to new projects over the ten-year term of the plan. At the end of each calendar year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects, which is referred to as the New Project Factor. Finally, if it is determined in any year, which is referred to as an Adjustment Year, that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year’s New Project Factor will reduce the New Project Factor in the Adjustment Year, which is referred to as the New Project Adjustment. If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

At the start of each year during the ten-year term of the North American Coal Long-Term Plan, participants are granted dollar denominated target awards. Target awards are based on a percentage of each participating executive officer’s salary midpoint. For 2008, the target award was designed to provide target compensation for Robert L. Benson of 80% of his salary midpoint. The Compensation Committee based this percentage on recommendations made by the Hay Group.

Following the end of the year, final awards for each participant are determined by adjusting the target award by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. The North American Coal Compensation Committee, in its discretion, may also increase or decrease awards under the plan and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards.

For 2008, payments were calculated in accordance with a formula that is based on the pre-established performance goals. Pursuant to the terms of the North American Coal Long-Term Plan, the Compensation Committee is authorized to use discretion to increase or reduce the amount of the awards that would otherwise be payable. In 2008, the Compensation Committee used positive discretion to take into consideration a new project that was substantially completed by year-end and used negative discretion to reduce the economic value of a contract extension. Based on the foregoing, the awards under the North American Coal Long-Term Plan were approved by the Compensation Committee at 105.4% of target for all participants, including Mr. Benson.

The final awards are then credited to participants’ accounts under the North American Coal Long-Term Plan. Account balances are credited with interest based on the average monthly rate of ten-year U.S. Treasury notes. Participants become vested in their accounts at the rate of 20% per year, commencing with the first year in which they are granted a target award. However, participants are automatically 100% vested on the earliest of:

•	December 31, 2015;

•	a change in control;

•	termination of employment on account of death or disability; or

•	retirement at or after age 65 or retirement at or after age 55 with at least ten years of service.

The account balance is payable in cash upon the earliest of the dates described in the prior paragraph.

The Frozen North American Coal Value Long-Term Plan worked in a similar manner. However, all vested account balances under that plan were paid, in cash, to all participants, including Mr. Benson, during the first quarter of 2008.

Due to the nature of the North American Coal long-term plans, the awards and payments are described in both the Grants of Plan-Based Awards Table on page 46 and the Nonqualified Deferred Compensation Table on page 51.

Refer to “-Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on the North American Coal Long-Term Plan awards.

NMHG Long-Term Plan and HBB Long-Term Plan.  The NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 2008), which is referred to as the NMHG Long-Term Plan, and the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 2008), which is referred to as the HBB Long-Term Plan, are both long-term incentive compensation plans that use the respective subsidiary’s ROTCE as the performance criteria for payouts under the plan. Effective January 1, 2008, these plans replaced the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (For the Period From January 1, 2000 through December 31, 2007), referred to as the Frozen NMHG Long-Term Plan and the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (For the Period from January 1, 2003 through December 31, 2007), referred to as the Frozen HBB Long-Term Plan, respectively.

At the beginning of each year, each subsidiary’s Compensation Committee sets a ROTCE performance target for the performance period at a level it believes reflects an appropriate stockholder protection rate of return. Payouts are calculated as of the end of the performance period based upon the subsidiary’s actual ROTCE performance compared with the ROTCE performance target for the performance period.

In 2008, the ROTCE performance targets for the NMHG Long-Term Plan and HBB Long-Term Plan were the same ROTCE targets that were established by the Compensation Committee for the NMHG Short-Term Plan and the HBB Short-Term Plan, respectively. Because the ROTCE performance targets are based on the stockholder protection rate of return for that particular subsidiary rather than each subsidiary’s current-year annual operating plan, it is possible that in any given year the expected actual level of performance for the year could be higher or lower than the ROTCE performance target established for that subsidiary for that year. The NMHG and HBB Compensation Committees did not expect that the ROTCE performance targets for the NMHG Long-Term Plan or the HBB Long-Term Plan would be met in 2008.

At the beginning of 2008, each participant in the NMHG Long-Term Plan and the HBB Long-Term Plan, including the participating Named Executive Officers, was granted dollar-denominated target awards by the respective subsidiary’s Compensation Committee. The target awards were expressed in a dollar amount equal to a percentage of the participant’s salary midpoint based on the number of Hay points assigned to the executive’s position and the Hay Group’s long-term incentive compensation recommendations for that Hay point level.

The target award for 2008 under the NMHG Long-Term Plan for Mr. Brogan, the participating Named Executive Officer, was designed to provide target long-term incentive compensation of 125% of his salary midpoint. The target award for 2008 under the HBB Long-Term Plan for Dr. Morecroft, the participating Named Executive Officer, was designed to provide target long-term incentive compensation of 105% of his salary midpoint. Generally, the award payments under both of the plans will not exceed 150% of the target award. The NMHG and HBB Compensation Committees each retain discretionary authority to decrease awards payable to all participants, including the Named Executive Officers and to adjust the incentive compensation measures or payouts for the Named Executive Officers in a manner that is permitted under Section 162(m) of the Internal Revenue Code, although they rarely do so.

Final long-term awards for each of the participants are calculated as of the end of the performance period based on the applicable subsidiary’s actual ROTCE performance compared with the ROTCE target for the year. For 2008, both NMHG’s and HBB’s actual ROTCE performance fell below the ROTCE target for the year and, therefore, no awards were approved by either the NMHG Compensation Committee or the HBB Compensation Committee under the NMHG Long-Term Plan or the HBB Long-Term Plan for any participants, including Mr. Brogan and Dr. Morecroft.

The awards granted under both plans (if any) are subject to the following rules:

•	The awards are immediately vested as of the grant date of the award (which is the January 1st following the end of the performance period).

•	Once granted, awards are not subject to any forfeiture or risk of forfeiture under any circumstances.

•	Awards approved by the subsidiary’s Compensation Committee for a calendar year are credited to separate sub-accounts established for each participant for each award year. The sub-accounts are credited with interest based on the rate earned by the Vanguard RST fixed income fund under the subsidiary’s 401(k) plan. While a participant remains actively employed, additional interest is credited based on the excess (if any) of a ROTCE-based rate adopted by the respective subsidiary’s Compensation Committee each year over the Vanguard RST fixed income fund rate.

•	Each sub-account is paid at the earliest of death, disability, retirement, change in control or on the third anniversary of the grant date of the award.

The Frozen NMHG Long-Term Plan and the Frozen HBB Long-Term Plan worked in a similar manner. However, Dr. Morecroft’s sub-account balances under the Frozen HBB Long-Term Plan are paid at the earliest of death, disability, retirement, change in control or on the fifth anniversary of the grant date of the award.

Due to the nature of the NMHG Long-Term Plan and the HBB Long-Term Plan, the awards under the plans are described in both the Grants of Plan-Based Awards Table on page 46 and the Nonqualified Deferred Compensation Table on page 51.

Refer to “-Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on the terms of the NMHG and HBB long-term plans.

Comparison of Long-Term Incentive Plan Targets and Payouts.  The following table shows the target award under the applicable long-term incentive plan as both a percentage of salary midpoint and a dollar amount for each Named Executive Officer for the performance period ending in 2008 as well as the corresponding actual payout of the award under the applicable long-term incentive plan both as a percentage of salary midpoint and a dollar amount for the performance period ending in 2008.

		Long-Term				Long-Term
		Plan Award				Plan Award
	Name of Long-Term	Target as a		Long-Term		as a
	Plan and, if	Percentage of		Plan Award		Percentage of		Long-Term
	Applicable,	Salary Midpoint		Target		Salary Midpoint		Plan Award
Named Executive Officer	Type of Award	(%)		($)		(%)		($)

Alfred M. Rankin, Jr.	Base Period Award under NACCO Long-Term Plan	235.75	%(1)	$2,072,714	(1)	0%		$0
	Consistent Performance Award under NACCO Long-Term Plan		(2)		(2)	0	%(2)	$0	(2)
Kenneth C. Schilling	Base Period Award under NACCO Long-Term Plan	34.50	%(1)	$80,006	(1)	0%		$0
	Consistent Performance Award under NACCO Long-Term Plan		(2)		(2)	0	%(2)	$0	(2)
Michael J. Morecroft	Award under HBB Long-Term Plan	105%		$539,910		0%		$0
Robert L. Benson	Award under North American Coal Long-Term Plan	80%		$321,760		84.3%		$339,135
Michael P. Brogan	Award under NMHG Long-Term Plan	125%		$717,375		0%		$0

(1)	As described above, the target base period awards of 205% and 30% for Mr. Rankin and Mr. Schilling, respectively, have been adjusted to account for the immediately taxable nature of distributions under the NACCO Long-Term Plan.

(2)	Consistent performance award payouts under the NACCO Long-Term Plan are payable only if the average consolidated ROTCE performance exceeds the performance target for the five-year period commencing January 1, 2008. As a result, there is no award target for the consistent performance award for the performance period ending December 31, 2008. A consistent performance award payout may be paid in 2013 if the average consolidated ROTCE performance for the five-year performance period ending

December 31, 2012 exceeds the consolidated ROTCE target. The amount of any such consistent performance award payout would be determined under the formula established at the beginning of 2008, which multiplies the participant’s base period award for 2008 by a consistent performance factor of up to 50% and by a factor to adjust for inflation over the performance period. There were no consistent performance award payouts for the performance period ended December 31, 2008. As previously stated, no consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001.

Retirement Plans

The material terms of the various retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.

Defined Benefit Pension Plans. The Company no longer provides any defined benefit pensions to the Named Executive Officers, although some of the previously frozen defined benefit pensions are currently increased by annual cost-of-living adjustments, which are referred to as COLAs.

Defined Contribution Plans. The Company and its subsidiaries provide the Named Executive Officers and most other employees in the United States with defined contribution retirement benefits. Mandatory employer contributions under the defined contribution retirement plans are calculated under various formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that this level of retirement benefits gives the Company and its subsidiaries the opportunity to attract and retain talented management employees at the senior executive level and below. For the Company and all subsidiaries other than North American Coal, additional employer contributions may be made, depending on the performance of the Company and/or its subsidiaries. In general, if the Company and/or those subsidiaries perform well, the amount of the employees’ retirement income increases.

With the exception of a portion of the retirement benefits that are provided to Mr. Rankin and Mr. Brogan, the Named Executive Officers and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, the benefits that are provided to the Named Executive Officers and other executive officers are provided under a combination of qualified and nonqualified defined contribution plans, while the benefits that are provided to other employees are provided generally only under qualified retirement plans. The nonqualified defined contribution plans generally provide the executive officers with the retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service regulations and limits and non-discrimination requirements.

The defined contribution retirement benefits generally consist of a combination of employee deferrals, employer matching contributions on the employee deferrals, minimum employer retirement contributions and, with the exception of North American Coal, additional employer profit sharing contributions that are made only if the Company and/or such subsidiaries meet certain pre-established performance criteria.

The plans of the Company, North American Coal and NMHG each contain the following three types of benefits:

•	401(k) benefits;

•	matching benefits; and

•	profit sharing benefits.

HBB’s plans contain 401(k) benefits and profit sharing benefits. However, in lieu of matching benefits, the HBB plans contain an automatic non-elective 3% employer contribution in order to qualify as a “safe harbor” plan.

The “compensation” that is taken into account under the plans generally includes base salary and annual incentive payments and excludes most other forms of compensation, including long-term incentive compensation. However, for all benefits under the HBB plans, other than profit sharing benefits, short-term incentive payments are also excluded.

Under the 401(k) portions of the plans, eligible employees may elect to defer up to 25% of compensation. Under the matching portion of the plans, eligible employees receive employer matching contributions on their deferrals in accordance with the following applicable matching contribution formula:

•	Company plans: 50% of the first 5% of before-tax contributions;

•	HBB plans: no matching contributions;

•	NA Coal plans: 100% the first 5% of before-tax contributions; and

•	NMHG plans: 66 2/3% of the first 3% of before-tax contributions and 25% of the next 4% of before-tax contributions.

Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation. The percentage varies based on a formula that takes into account the employee’s age and compensation. The formulas at the Company, NMHG and HBB also take into account the ROTCE of the Company or the applicable subsidiary. As applied to the Named Executive Officers in 2008, the range of profit sharing contributions under each applicable formula was:

•	Mr. Rankin: between 7.00% and 16.35% of compensation;

•	Mr. Schilling: between 4.35% and 9.90% of compensation;

•	Dr. Morecroft: between 6.33% and 13.20% of compensation;

•	Mr. Benson: 6.25% of compensation; and

•	Mr. Brogan: between 3.80% and 12.25% of compensation.

All employees, including the Named Executive Officers, receive additional profit sharing contributions for compensation earned in excess of the Federal Social Security wage base, which was $102,000 in 2008, up to the applicable Internal Revenue Code limit of 5.7% of compensation.

The Named Executive Officers are 100% vested in their deferrals and in all matching and non-elective contributions. They are also 100% vested in all benefits that are provided under the nonqualified plans. However, they become vested in their profit sharing contributions under the qualified plans at the rate of 20% for each year of service and are fully vested after completing five years of service. All of the Named Executive Officers are 100% vested in all profit sharing benefits because each Named Executive Officer has been employed for at least five years.

Benefits under the qualified plans are generally payable at any time following a termination of employment. Participants have the right to invest their qualified plan account balances among various investment options that are offered by the plans’ trustee. Participants can elect various forms of payment including lump sum distributions and installments.

The Compensation Committee made several changes to the defined contribution nonqualified retirement plans effective December 31, 2007. These changes were made to avoid additional statutory and regulatory restrictions applied to nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code and to simplify plan administration and recordkeeping. The changes were also made based on the Compensation Committee’s desire to move to a more simplified “pay-as-you-go” compensation structure that also eliminated the risk to the executives based on the unfunded nature of these plans. Finally, these changes were made to avoid any additional onerous changes and restrictions that may be applied to deferred compensation arrangements in the future.

The following changes were made to the nonqualified deferred compensation plans:

•	The NACCO Industries, Inc. Unfunded Benefit Plan, referred to as the Frozen NACCO Unfunded Plan, the Retirement Benefit Plan for Alfred M. Rankin, Jr., referred to as the Frozen Rankin Retirement Plan, the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, referred to as the Frozen NMHG Unfunded Plan, the Hamilton Beach Brands, Inc. Unfunded Benefit Plan, referred to as the Frozen HBB Unfunded Plan and The North American Coal Corporation Deferred Compensation Plan

for Management Employees, referred to as the Frozen North American Coal Unfunded Plan, were each frozen effective December 31, 2007.

•	No additional benefits will be credited to the frozen plans (other than interest credits).

•	The frozen account balances of Mr. Schilling and all participants other than the other four Named Executive Officers were credited with interest based on the Vanguard RST fixed income fund rate for the period from January 1, 2008 until the last day of the month prior to the payment date. These participants received a lump sum payment of their entire account balances during the first quarter of 2008.

•	The frozen account balances of the Named Executive Officers, other than Mr. Schilling, remain credited to their account under the applicable frozen plan. These amounts were not paid out during 2008, based on the Compensation Committee’s determination that such payments would not be deductible under Section 162(m) of the Internal Revenue Code.

•	The frozen account balances of the Named Executive Officers, other than Mr. Schilling, are credited with interest each year. Interest credits will generally be based on the greater of the rate earned by the Vanguard RST fixed income fund or a ROTCE-based rate adopted by the Compensation Committee each year. The maximum interest rate for this purpose is 14%. The amount of the annual interest credits, increased by 15% to reflect the immediately taxable nature of the payments, will be paid to these Named Executive Officers during the period from January 1st to March 15th of the following year.

•	The frozen account balances of the Named Executive Officers, other than Mr. Schilling, (including unpaid interest for the year of payment, if any) will be paid at the earlier of termination of employment (subject to a six-month delay if required under Section 409A of the Internal Revenue Code) or a change in control.

•	Upon payment of the frozen account balances, a determination will be made whether the highest incremental state and federal personal income tax rates in the year of payment exceed the rates that were in effect in 2008 when all other nonqualified participants received their nonqualified plan payment. In the event the rates have increased, an additional tax gross-up payment will be paid to the Named Executive Officer. The Compensation Committee determined that the Company or the subsidiary, as applicable, and not the executive, should bear the risk of a tax increase after 2008 since the Named Executive Officers would have received payment of their frozen account balances in 2008 were it not for the adverse income tax impact on the company. No other tax gross-ups (such as gross-ups for excise or other taxes) will be paid.

Effective January 1, 2008, the Compensation Committees adopted replacement defined contribution nonqualified retirement plans that provide substantially the same benefits that were provided under the frozen plans. Beginning with nonqualified amounts earned on or after January 1, 2008:

•	Participants’ account balances in the nonqualified plans, other than excess profit sharing benefits, are credited with earnings during the year based on the rate of return of the Vanguard RST fixed income fund, which is one of the investment funds under the qualified plans. The maximum earnings rate for this purpose is 14%;

•	No interest will be credited on excess profit sharing benefits;

•	The amounts credited under the plans each year will be paid during the period from January 1st to March 15th of the following year; and

•	The amounts credited under the plans each year will be increased by 15% to reflect the immediately taxable nature of the payments. The 15% increase will apply to all benefits other than the portion of the excess 401(k) benefits that are in excess of the amount needed to obtain a full employer matching contribution under the plans.

A more detailed description of each current and frozen plan is contained in the narrative accompanying the Nonqualified Deferred Compensation Table on page 51.

Refer to “-Employment and Severance Agreements and Change in Control Payments” below for a description of the impact of a change in control on the terms of the nonqualified deferred compensation plans.

Other Benefits

All salaried U.S. employees, including the Named Executive Officers, participate in a variety of health and welfare benefit plans that are designed to enable the Company to attract and retain its workforce in a competitive marketplace.

Perquisites and Other Personal Benefits

Although the Company provides limited perquisites and other personal benefits to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officer’s compensation package.

Employment and Severance Agreements and Change in Control Payments

Upon a Named Executive Officer’s termination of employment with us for any reason, the Named Executive Officer (and all other employees) are entitled to:

•	amounts or benefits earned or accrued during their term of employment, including earned but unpaid salary and accrued but unused vacation pay;

•	severance pay and continuation of certain health benefits provided under broad-based severance pay plans that are generally available to all salaried employees of the Company and its subsidiaries that provide benefits for a stated period of time based on length of service, with various maximum time periods; and

•	benefits that are provided under the retirement plans, incentive compensation plans and nonqualified deferred compensation plans at termination of employment that are further described herein.

None of the Named Executive Officers has an employment agreement that provides for a fixed period of employment, fixed positions or duties, or for a fixed base salary or actual or target annual bonus. In addition, there are no pre-arranged severance agreements with any of the Named Executive Officers and the Compensation Committee must review and approve any material severance payment that is in excess of the amount the Named Executive Officer is otherwise entitled to receive under the broad-based severance plans.

Prior to the adoption of the change in control provisions under certain long-term plans and the nonqualified defined contribution retirement plans described below, there were no written or unwritten arrangements that provided for payments at or following a change in control of the Company or the subsidiaries.

Beginning in 2008, change in control provisions were added to certain long-term incentive compensation and nonqualified defined contribution retirement plans. In order to advance the compensation objective of attracting, retaining and motivating qualified management, the Compensation Committee believed that it was appropriate to provide limited change in control protections to certain of the Named Executive Officers and other employees. This action was also taken in conjunction with final regulations issued under Internal Revenue Code Section 409A which limited the Compensation Committee’s ability to retain flexibility regarding change in control payments under our plans without materially disadvantaging the executives.

The account balances under the North American Coal Long-Term Plan, the NMHG Long-Term Plan, the Frozen NMHG Long-Term Plan, the HBB Long-Term Plan and the Frozen HBB Long-Term Plan and all of the nonqualified defined contribution plans will automatically be paid in the form of a lump sum payment in the event of a change in control of the participant’s employer. The Compensation Committee believes that the change in control payment trigger is appropriate due to the unfunded nature of the benefits provided under these plans. The Compensation Committee believes that the skills, experience and services of its key management employees are a strong factor in the success of the Company and that the occurrence of a change in control transaction would create uncertainty for these employees. The Compensation Committee believes that some key management employees would consider terminating employment in order to trigger the payment of their unfunded benefits if an immediate payment is not made when a change in control occurs. The addition of a change in control payment trigger will encourage key management employees to remain employed during and after a change in control.

The change in control payment trigger under the Frozen NMHG Long-Term Plan, the Frozen HBB Long-Term Plan and the nonqualified defined contribution plans does not increase the amount of the benefits payable under those plans. Participants will only receive their account balance (including interest) as of the date of the change in control. The change in control provisions under the North American Coal Long-Term Plan, the NMHG Long-Term Plan and the HBB Long-Term Plan, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control, also provide for the payment of a pro-rated target award for the year of the change in control.

Importantly, these change in control provisions are not employment agreements and do not guarantee employment for any of the executives for any period of time. In addition, none of the payments under the long-term plans or the nonqualified deferred compensation plans will be “grossed up” for any excise taxes imposed on the executives as a result of the receipt of payments upon a change in control.

For a further discussion of the potential payments that may be made to the Named Executive Officers in connection with a change in control, please see “— Potential Payments Upon a Change in Control” beginning on page 49.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. The NACCO Supplemental Short-Term Plan, the NACCO Long-Term Plan and, effective January 1, 2008, the NMHG Long-Term Plan and the HBB Long-Term Plan, have been and will continue to be used so that, together with steps taken by the Compensation Committee in the administration of these plans, payouts on awards made under these plans should not count towards the $1 million cap, which the law imposes for purposes of federal income tax deductibility.

While the Compensation Committee intends generally to preserve the deductibility of compensation payable to the Company’s executive officers, as appropriate, deductibility will be only one factor among a number of factors considered in determining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes is in the best interests of the Company and its stockholders.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004, which is referred to as the Jobs Act, was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it has operated in good faith compliance with the statutory provisions that were effective January 1, 2005 and related regulatory guidance. The Internal Revenue Service issued the final Jobs Act regulations that are effective January 1, 2009. The Company believes that it has taken all actions needed to bring its plans and programs into compliance with the final regulations.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of SFAS No. 123R. See Note 2 of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for more information regarding the valuation of the Company’s equity awards in accordance with SFAS No. 123R.

Stock Ownership Guidelines

While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted to the Company’s executive officers under the NACCO Long-Term Plan generally must be held for a period of ten years. Executive officers of the subsidiaries do not have a similar requirement as they are compensated based on the performance of their own businesses and not on the performance of the Company, and as a result, do not receive shares of Class A Common.

Role of Executive Officers in Compensation Decisions

The Company’s management, in particular the Chief Executive Officer of the Company and the Chief Executive Officer of each subsidiary, reviews the Company’s goals and objectives relevant to the compensation of the Company’s executive officers. The Chief Executive Officer of the Company annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. In addition to the Chief Executive Officer’s recommendations, the Compensation Committee considers recommendations made by the Company’s independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of the Company’s policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each Named Executive Officer.

Executive Compensation Program for 2009

The Company’s executive compensation program for 2009 will be structured in a manner similar to the 2008 program. Principal changes to be considered include any appropriate modifications to salary midpoints, base salaries and the appropriate level of incentive compensation targets in view of internal considerations as well as marketplace practice as reflected in analyses, general industry survey data and the recommendations of the Hay Group based on an updated All Industrials survey.

In addition, in response to the recent economic downturn and Company and business performance, the following changes have been made or are being made to our compensation program for 2009:

•	Base salaries for all U.S. employees of NMHG, including Mr. Brogan, were reduced by 10% effective February 1, 2009, except as otherwise prohibited by law or collective bargaining agreement.

•	Base salaries for all employees of the Company who are eligible to participate in the NACCO Short-Term Plan, including Mr. Rankin and Mr. Schilling, were reduced by 10% effective February 1, 2009.

•	The effective dates for 2009 salary and wage adjustments for all U.S. employees of the Company, NMHG and HBB will be delayed from their usual effective date, except as otherwise prohibited by law or collective bargaining agreement.

•	Qualified and nonqualified profit sharing contributions for all U.S. employees of the Company, NMHG and HBB, including the Named Executive Officers, were suspended effective January 1, 2009.

•	Qualified and nonqualified 401(k) matching or similar contributions for all U.S. employees of the Company, NMHG and HBB, including the Named Executive Officers, were suspended effective February 1, 2009.

•	The 2009 short-term and long-term incentive compensation plans for NMHG and HBB were suspended.

•	The 2009 short-term and long-term incentive compensation plans for the Company will be modified in several respects, including the reduction of target payout percentages.

•	NMHG and HBB are developing plans to bring cost reductions to non-U.S. locations to levels comparable to those in the U.S.

We do not intend for these actions to be permanent.  If economic and business conditions improve in 2009, the Company and the subsidiaries may take action to modify or eliminate these measures. However, in addition to these measures, the Company and the subsidiaries will also continue to monitor staffing levels and take appropriate actions to reduce any excess staff, will vigorously manage all expenses and will continue to look for further ways to reduce overall costs.

Compensation Committee Interlocks and Insider Participation

Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries, is the Chairman, President and Chief Executive Officer of the Company. Mr. Rankin was a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company) during 2007 but resigned as a member of the compensation committees of the principal subsidiaries on February 12, 2008.

Dennis W. LaBarre, a director of the Company and its principal subsidiaries, is a partner in the law firm of Jones Day, which provides legal services to the Company and its subsidiaries. See “— Certain Business Relationships” on page 13 for additional information. Mr. LaBarre was a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company) during 2007 but resigned as a member of the compensation committees of the principal subsidiaries on February 12, 2008.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K.

RICHARD DE J. OSBORNE, CHAIRMAN	IAN M. ROSS
OWSLEY BROWN II	EUGENE WONG

Summary Compensation Table

The following table sets forth the compensation for services of the Named Executive Officers of the Company in all capacities to the Company and three of its principal subsidiaries, North American Coal, NMHG and HBB.

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2008

						Change in
						Pension Value(3)
						and Nonqualified
				Non-Equity		Deferred
			Stock	Incentive Plan		Compensation	All Other
Name and Principal		Salary(1)	Awards(2)	Compensation		Earnings(4)	Compensation		Total
Position	Year	($)	($)	($)		($)	($)		($)

Alfred M. Rankin, Jr.	2008	$1,238,504	—	$161,421	(5)	$146,631	$419,611	(6)	$1,966,167
Chairman, President	2007	$1,196,940	$907,677	$1,387,706		$576,361	$472,295		$4,540,979
and Chief Executive	2006	$1,154,300	$2,915,454	$1,940,695		$458,965	$571,030		$7,040,444
Officer of the Company
Kenneth C. Schilling	2008	$274,552	—	$26,019	(5)	$7,861	$40,330	(6)	$348,762
Vice President and	2007	$262,960	$35,091	$111,942		$15,064	$50,148		$475,205
Controller of the	2006	$250,200	$113,651	$130,553		$11,860	$49,753		$556,017
Company
Michael J. Morecroft	2008	$575,712	—	$69,726	(7)	$101,080	$784,813	(6)	$1,531,331
President and Chief	2007	$544,284	—	$834,788	(7)	$63,398	$167,686		$1,610,156
Executive Officer of	2006	$506,004	—	$1,002,530	(7)	$79,984	$169,656		$1,758,174
HBB
Robert L. Benson	2008	$389,720	—	$607,684	(9)	$129,051	$121,588	(6)	$1,248,043
President and Chief	2007
Executive Officer of	2006	$328,819	—	$611,457		$68,324	$69,540		$1,078,140
North American
Coal(8)
Michael P. Brogan	2008	$583,148	—	$4,017	(10)	$32,473	$105,649	(6)	$725,287
President and Chief	2007	$539,552	—	$1,041,789	(10)	$112,233	$123,763		$1,817,337
Executive Officer of	2006	$484,464	—	$643,579	(10)	$118,959	$101,673		$1,348,675
NMHG

(1)	As required under the current disclosure requirements of the SEC, the amounts reported under the “Salary” column include both the base salary and the fixed dollar amount of cash paid in lieu of perquisites for each Named Executive Officer. Refer to the Compensation Discussion and Analysis, which begins on page 16, for further information on the Company’s compensation philosophy with respect to perquisites.

(2)	Amounts in this column represent the value of the shares of Class A Common that are granted to Named Executive Officers of the Company for 2008 base period awards under the NACCO Long-Term Plan. However, no such awards were granted or paid for 2008.

(3)	Amounts listed in this column include the aggregate change in the actuarial present value of accumulated plan benefits under all defined benefit pension plans of the Company and its subsidiaries, as described in more detail in the Pension Benefits Table on page 55. For 2008, the following amounts were included: $4,386 for Mr. Schilling and $113,636 for Mr. Benson. $0 was included for Mr. Rankin because he does not participate in any defined benefit pension plans. $0 is also reflected for Dr. Morecroft and Mr. Brogan because the change in their accumulated plan benefits was ($8,978) and ($368,540), respectively.

(4)	Amounts listed in this column also include the interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives’ accounts under the nonqualified deferred compensation plans of the Company and its subsidiaries, as described in more detail in the Nonqualified Deferred Compensation Table on page 51. For 2008, the following amounts were included: $146,631 for Mr. Rankin; $3,475 for Mr. Schilling; $101,080 for Dr. Morecroft; $15,415 for Mr. Benson and $32,473 for Mr. Brogan.

(5)	The amounts listed for 2008 are the cash payments under the NACCO Short-Term Plan for Mr. Rankin and Mr. Schilling. No payments were made under the NACCO Supplemental Short-Term Plan or the NACCO Long-Term Plan for 2008.

(6)	All other compensation earned or allocated during 2008 for each of the Named Executive Officers is as follows:

	Alfred M.	Kenneth C.	Michael J.	Robert L.	Michael P.
	Rankin, Jr.	Schilling	Morecroft	Benson	Brogan

Employer Qualified Matching Contributions	$5,750	$5,750	$0	$11,500	$6,750
Employer Nonqualified Matching Contributions	$43,696	$3,285	$0	$21,160	$22,636
Employer Qualified Profit Sharing Contributions	$0	$9,308	$7,303	$17,900	$13,604
Employer Nonqualified Profit Sharing Contributions	$245,370	$17,696	$88,604	$54,343	$56,964
Other Qualified Employer Retirement Contributions	$0	$0	$6,900	$0	$0
Other Nonqualified Employer Retirement Contributions	$60,433	$0	$10,371	$0	$0
Employer Paid Life Insurance Premiums	$14,832	$3,448	$0	$10,786	$1,620
Perquisites and Other Personal Benefits	$48,555	$0	$0	$2,246	$3,100
Other	$975	$843	$671,635	$3,653	$975

Total	$419,611	$40,330	$784,813	$121,588	$105,649

The Company does not provide Mr. Rankin with any defined benefit pension benefits. Of the $419,611 in other compensation shown above for Mr. Rankin, $355,249 represents defined contribution retirement benefits earned in 2008.

The $48,555 listed for Mr. Rankin’s perquisites and other personal benefits is the aggregate incremental cost to the Company of his personal use of the corporate aircraft to attend board meetings of other non-related for-profit companies. The Compensation Committee has determined that it is in the best interest of the Company and its stockholders that Mr. Rankin serve on these boards. The aggregate incremental cost is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hanger and parking costs and crew expenses and other variable costs specifically incurred.

Perquisites for Mr. Benson include spousal travel and meal expenses and related tax gross-ups. Perquisites for Mr. Brogan include income tax preparation services.

Amounts listed in “Other” include the annual employer-paid premiums paid for personal excess liability insurance and executive travel accident insurance, payments in lieu of life insurance, floating holiday pay, employer “flex credits” and employer-paid wellness subsidies.

Amounts in “Other” for Dr. Morecroft include $665,000 in consulting fees paid from the Company under the consulting agreement described in the Compensation Discussion and Analysis starting on page 29.

(7)	The amount listed for 2008 is the cash payment to Dr. Morecroft under the HBB Short-Term Plan. No awards were paid to any participant under the HBB Long-Term Plan for HBB’s performance during 2008, including Dr. Morecroft. The amounts listed for 2007 and 2006, however, include the value of the awards to Dr. Morecroft under the Frozen HBB Long-Term Plan for such years.

(8)	Mr. Benson was not a Named Executive Officer for 2007.

(9)	The amount listed for 2008 includes a cash payment of $268,549 to Mr. Benson under the North American Coal Short-Term Plan and $339,135, representing the value of Mr. Benson’s award under the North American Coal Long-Term Plan.

(10)	The amount listed for 2008 is the cash payment to Mr. Brogan under the NMHG Short-Term Plan. No awards were paid to any participant under the NMHG Long-Term Plan for NMHG’s performance during 2008, including Mr. Brogan. The amounts listed for 2007 and 2006, however, include the value of the awards to Mr. Brogan under the Frozen NMHG Long-Term Plan for such years.

Grants of Plan-Based Awards

The following table sets forth information concerning awards granted to the Named Executive Officers for fiscal year 2008 and estimated payouts in the future, under the incentive compensation plans of the Company and its principal subsidiaries.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2008

					Estimated Future or
			Estimated Future or Possible		Possible Payouts Under		Grant Date
			Payouts Under Non-Equity		Equity Incentive Plan		Fair Value
			Incentive Plan Awards(1)		Awards (1)		of Stock
	Grant		Target	Maximum	Target	Maximum	Awards(2)
Name	Date	Plan Name	($)	($)	($)	($)	($)

Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan(3)	$474,768	$712,152	$0	$0	N/A
	N/A	NACCO Supplemental Short-Term Plan(3)	$316,512	$474,768	$0	$0	N/A
	N/A	NACCO Long-Term Plan(4)	$725,450	$1,088,175	$649,988	$975,012	$0
	N/A	NACCO Long-Term Plan(5)	$0	$244,097	$0	$218,684	$0
Kenneth C. Schilling	N/A	NACCO Short-Term Plan(3)	$76,527	$114,790	$0	$0	N/A
	N/A	NACCO Supplemental Short-Term Plan(3)	$51,018	$76,527	$0	$0	N/A
	N/A	NACCO Long-Term Plan(4)	$28,002	$42,003	$25,071	$37,626	$0
	N/A	NACCO Long-Term Plan(5)	$0	$14,425	$0	$12,902	$0
Michael J. Morecroft	N/A	HBB Short-Term Plan(3)	$308,520	$462,780	$0	$0	N/A
	N/A	HBB Long-Term Plan(6)	$539,910	$809,865	$0	$0	N/A
Robert L. Benson	N/A	North American Coal Short-Term Plan(3)	$221,210	$331,815	$0	$0	N/A
	N/A	North American Coal Long-Term Plan(7)	$321,760	N/A	$0	$0	N/A
Michael P. Brogan	N/A	NMHG Short-Term Plan(3)	$401,730	$602,595	$0	$0	N/A
	N/A	NMHG Long-Term Plan(8)	$717,375	$1,076,063	$0	$0	N/A

(1)	There are no minimum or threshold payouts to the Named Executive Officers under any of the incentive plans of the Company and its subsidiaries.

(2)	Amounts in this column usually reflect the grant date fair value of shares of Class A Common that are granted and paid to Named Executive Officers of the Company for base period awards under the NACCO Long-Term Plan, determined pursuant to SFAS No. 123R. However, no such awards were granted or paid for 2008. While participants in the NACCO Long-Term Plan also may receive consistent performance award payouts for the 2008 through 2012 performance period, the grant date fair value of that potential award opportunity under SFAS No. 123R is zero. The outstanding potential consistent performance award payouts are reflected on the Outstanding Equity Awards Table on page 48.

(3)	Awards under the short-term incentive compensation plans of the Company and its subsidiaries are based on a one-year performance period that consists solely of the 2008 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2008 payout opportunity under any of these plans. The amounts disclosed in this table are the target and maximum awards that were initially communicated to the executives in early 2008. The amount the executives actually received, after the final payout was calculated based on the actual performance compared to the pre-established performance goals, is disclosed in the footnotes to the Summary Compensation Table.

(4)	These amounts reflect the base period awards under the NACCO Long-Term Plan. No base period awards were paid under the NACCO Long-Term Plan to any participants for 2008.

(5)	These amounts reflect the maximum consistent performance award payouts that may be paid under the NACCO Long-Term Plan for the five-year performance period from 2008-2012. If the average consolidated ROTCE performance target for the five-year performance period is exceeded, the consistent performance award payouts will be paid, 65% in stock and 35% in cash, as soon as practicable after the end of the performance period, when they are calculated and approved by the Compensation Committee. There can be no assurance that the amounts shown will ever be realized. As previously indicated, no consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001. Refer to the Outstanding Equity Awards Table on page 48 for a detailed description of the valuation methodology for the consistent performance awards.

(6)	These amounts reflect the dollar value of Dr. Morecroft’s target and maximum award for the 2008 performance period under the HBB Long-Term Plan. As described in note (7) to the Summary Compensation Table on page 45, no award was actually paid to any participant under the HBB Long-Term Plan, including Dr. Morecroft, for the 2008 performance period.

(7)	These amounts reflect the dollar value of Mr. Benson’s target award for the 2008 performance period under the North American Coal Long-Term Plan. There is no maximum award limit. The value of the actual award is disclosed in note (9) to the Summary Compensation Table on page 45.

(8)	These amounts reflect the dollar value of Mr. Brogan’s target and maximum award for the 2008 performance period under the NMHG Long-Term Plan. As described in note (10) to the Summary Compensation Table on page 45, no award was actually paid to any participant under the NMHG Long-Term Plan, including Mr. Brogan, for the 2008 performance period.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table

None of the Named Executive Officers is a party to any written or unwritten employment agreement or arrangement. However, as described in detail in the Compensation Discussion and Analysis which begins on page 29, Dr. Morecroft and the Company have entered into a consulting agreement under which Dr. Morecroft provides certain consulting services to the Company and its subsidiaries.

The compensation of the Named Executive Officers consists of various components, including base salary, which includes a fixed dollar amount of cash in lieu of perquisites, short-term cash incentives and long-term equity incentives for employees of the Company or non-equity long-term incentives for employees of the Company’s subsidiaries. Dr. Morecroft also receives consulting fees. All of the Named Executive Officers also receive various retirement benefits. Each of these components is described in detail in the Compensation Discussion and Analysis which begins on page 37. Additional details of certain components are provided below.

Equity Compensation

NACCO Long-Term Plan

Certain key management employees of the Company participate in the NACCO Long-Term Plan. As described in more detail in the Compensation Discussion and Analysis beginning on page 30, two types of awards are provided under the plan: (1) base period awards that are based on a one-year performance period and (2) consistent performance awards that are based on a five-year performance period. The only equity awards that remain outstanding at the end of the fiscal year for purposes of this table are the potential consistent performance awards, which would not vest until payment after the end of the applicable performance period. The following table includes information relating to potential consistent performance awards that were previously communicated to the Named Executive Officers and that remain outstanding for purposes of this table at the end of 2008:

OUTSTANDING EQUITY AWARDS
At Fiscal Year Ended December 31, 2008

				Equity Incentive
			Equity Incentive	Plan Awards: Market
			Plan Awards: Number	or Payout Value of
		Market Value of	of Unearned Shares,	Unearned Shares,
	Number of Shares of	Shares of Stock or	Units or Other	Units or Other
	Stock or Units That	Units That Have Not	Rights That Have	Rights That Have
	Have Not Vested	Vested	Not Vested	Not Vested(1)
Name	(#)	($)	(#)	($)

Alfred M. Rankin, Jr.	0	$0	(2)	$4,020,322
Kenneth C. Schilling	0	$0	(2)	$171,009
Michael J. Morecroft	0	$0	0	$0
Robert L. Benson	0	$0	0	$0
Michael P. Brogan	0	$0	0	$0

(1)	Consistent performance awards under the NACCO Long-Term Plan are payable only if the pre-established consolidated ROTCE performance target for the five-year performance period is exceeded. The amounts shown in this column reflect the total dollar amount of the maximum consistent performance award payouts that may be paid for the 2005-2009, 2006-2010, 2007-2011 and 2008-2012 performance periods. There can be no assurance that the amounts shown in this table will ever be realized. The consolidated ROTCE performance target for the 2004-2008 performance period was not exceeded. Therefore, no consistent performance award payouts were paid with respect to the 2004-2008 performance period.

(2)	If the consolidated ROTCE performance target is exceeded at the end of the five-year period, approximately 35% of the dollar denominated award is paid in cash. Because the remaining amount is paid in the form of shares of Class A Common and the number of shares is determined by dividing that amount by the average of the closing price of Class A Common on the New York Stock Exchange on each Friday during the fifth year of the performance period, which has not yet occurred, the number of shares that may be distributed cannot be calculated.

Base period awards under the NACCO Long-Term Plan (if any) are paid partially in cash and partially in the form of fully vested shares of Class A Common. While the stock is fully vested at the time of grant, it is generally subject to transfer restrictions for a period of ten years from the date of grant. Refer to the Compensation Discussion and Analysis beginning on page 32 for a description of the transfer restrictions applicable to the shares of Class A Common issued under the NACCO Long-Term Plan. The following table reflects the actual vested base period awards that were granted and paid for 2008:

STOCK VESTED
As of Fiscal Year Ended December 31, 2008

	Number of Shares
	Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)

Alfred M. Rankin, Jr.	0	$0
Kenneth C. Schilling	0	$0
Michael J. Morecroft	0	$0
Robert L. Benson	0	$0
Michael P. Brogan	0	$0

Stock Options

The Company did not grant any stock options under the Company’s 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2008 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2008, there were no outstanding options to purchase shares of Class A Common or Class B Common.

Potential Payments Upon a Change in Control

As discussed in more detail under “— Compensation Discussion and Analysis” beginning on page 40, the following change in control provisions were added to certain long-term incentive compensation and nonqualified defined contribution retirement plans beginning in 2008:

•	The account balances as of the date of the change in control under the North American Coal Long-Term Plan, the NMHG Long-Term Plan, the Frozen NMHG Long-Term Plan, the HBB Long-Term Plan and the HBB Frozen Long-Term Plan and all of the nonqualified defined contribution plans will automatically be paid in the form of a lump sum payment in the event of a change in control of the Company or the participant’s employer; and

•	The change in control provisions under the North American Coal Long-Term Plan, the NMHG Long-Term Plan and the HBB Long-Term Plan, in addition to providing for the immediate payment of the account balance (plus interest) as of the date of the change in control, also provide for the payment of a pro-rated target award for the year of the change in control.

A “change in control” for purposes of these plans generally consists of any of the following; provided that the event otherwise qualifies as a change in control under the regulations issued under Section 409A of the Internal Revenue Code:

(1) An acquisition of more than 50% of the voting securities of the Company (for those plans which cover the employees of the Company) or the voting securities of the subsidiary (for those plans which cover the employees of the subsidiary); other than acquisitions directly from the Company or the subsidiary, as applicable, involving:

•	any employee benefit plan;

•	the Company;

•	the applicable subsidiary or one of its affiliates; or

•	the parties to the stockholders’ agreement discussed under “-Amount and Nature of Beneficial Ownership — Class B Common Stock” on page 7;

(2) The members of the Company’s current Board of Directors (and their approved successors) ceasing to constitute a majority of the Company’s Board of Directors or, if applicable, the board of directors of a successor of the Company;

(3) For those plans that cover the employees of a subsidiary, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the subsidiary and its affiliates, excluding a business combination pursuant to which the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the applicable entity immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor;

(4) For all plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction involving the Company excluding, however, a business combination pursuant to which both of the following apply:

•	the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of the Company immediately prior to such business combination continue to hold at least 50% of the voting securities of the successor; and

•	at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company providing for such business combination, at least a majority of the members of the Board of Directors of the Company were incumbent directors.

For purposes of calculating the amount of any potential payments to the Named Executive Officers under the table provided below, we have assumed that a change in control occurred on December 31, 2008. With that assumption taken as given, we believe that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, there can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or if any assumption is not correct in fact.

POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

		Estimated Total	Estimated Total
	Estimated Total	Value of Cash	Value of Cash
	Value of Cash	Payments — Based	Payments — Based
	Payments — Based	on Accrued Balance	on Accrued Balance
	on Long-Term Plan	in Long-Term Plan	in Nonqualified	Estimated Total
	Target in Year of	in Year of Change	Deferred	Value of all Cash
	Change in Control	in Control	Compensation Plans	Payments
Name	($)(1)	($)(2)	($)(3)	($)

Alfred M. Rankin, Jr.	$0	$0	$13,853,865	$13,853,865
Kenneth C. Schilling	$0	$0	$32,184	$32,184
Michael J. Morecroft	$539,910	$3,334,154	$2,201,561	$6,075,625
Robert L. Benson	$321,760	$655,382	$623,379	$1,600,521
Michael P. Brogan	$717,375	$1,440,445	$1,284,801	$3,442,621

(1)	This column reflects the target award for Dr. Morecroft, Mr. Benson and Mr. Brogan for 2008 under the HBB Long-Term Plan, the North American Coal Long-Term Plan and the NMHG Long-Term Plan, respectively. Under the change in control provisions of those plans, these Named Executive Officers would have been entitled to receive their target awards for 2008 if a change in control had occurred on December 31, 2008. The Company’s Long-Term Plan does not contain any change in control provisions.

(2)	This column reflects the account balances of Dr. Morecroft, Mr. Benson and Mr. Brogan as of December 31, 2008 under the Frozen HBB Long-Term Plan, the North American Coal Long-Term Plan and the Frozen NMHG Long-Term Plan, respectively. Under the change in control provisions of those plans, these Named Executive Officers would have been entitled to receive payment of their entire account balances under those plans if a change in control had occurred on December 31, 2008. The Company’s Long-Term Plan does not contain any change in control provisions.

(3)	This column reflects the account balances of the Named Executive Officers as of December 31, 2008 under all of the defined contribution, nonqualified deferred compensation plans. Under the change in control provisions of those plans, all of the Named Executive Officers would have been entitled to receive payment of their entire account balances under those plans if a change in control had occurred on December 31, 2008. These plans are discussed in more detail under “— Nonqualified Deferred Compensation Benefits” below.

Nonqualified Deferred Compensation Benefits

The following table sets forth information concerning benefits earned by, and paid to, the Named Executive Officers under the nonqualified defined contribution, deferred compensation plans of the Company and its subsidiaries.

NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2008

							Aggregate
	Nonqualified	Executive		Registrant		Aggregate	Withdrawals/		Aggregate
	Deferred	Contributions		Contributions		Earnings	Distributions		Balance
	Compensation	in 2008		in 2008		in 2008(1)	in 2008		at 12/31/08
Name	Plan	($)		($)		($)	($)		($)

Alfred M. Rankin, Jr.	Frozen NACCO	$0	(2)	$0	(2)	$206,634	$0	(3)	$4,313,350	(4)
	Unfunded Plan
	Frozen Rankin Retirement Plan	$0	(2)	$0	(2)	$429,952	$0	(3)	$9,023,396	(5)
	NACCO Excess Plan	$98,178	(6)	$349,498	(7)	$69,474	$0	(8)	$517,123	(9)
Kenneth C. Schilling	Frozen NACCO	$0	(2)	$0	(2)	$3,427	$460,008	(3)	$0
	Unfunded Plan
	NACCO Excess Plan	$6,911	(6)	$20,981	(7)	$4,292	$0	(8)	$32,184	(9)
Michael J. Morecroft	Frozen HBB Unfunded Plan	$0	(2)	$0	(2)	$121,088	$0	(3)(10)	$2,087,606	(11)
	HBB Excess Plan	$0		$98,975	(7)	$14,980	$0	(8)	$113,955	(12)
	Frozen HBB	$0	(13)	$0	(13)	$184,307	$0	(14)	$3,334,154	(15)
	Long-Term Plan
	HBB Long-Term Plan	$0		$0	(16)	$0	$0		$0
Robert L. Benson	Frozen North American	$0	(2)	$0	(2)	$22,546	$0	(3)	$482,019	(17)
	Coal Unfunded Plan
	North American Coal Excess Plan	$49,820	(6)	$75,503	(7)	$16,037	$0	(8)	$141,360	(18)
	Terminated North American Coal Long-Term Plan	$0		$0		$1,082	$276,187		$0	(19)
	North American Coal Long-Term Plan	$0		$339,135	(20)	$23,181	$0		$994,517	(21)
Michael P. Brogan	Frozen NMHG Unfunded Plan	$0	(2)	$0	(2)	$52,195	$0	(3)	$1,078,926	(22)
	NMHG Excess Plan Frozen	$102,043	(6)	$79,599	(7)	$24,233	$0	(8)	$205,875	(23)
	NMHG Long-Term Plan	$0	(13)	$0	(13)	$61,809	$199,175	(24)	$1,440,445	(25)
	NMHG Long-Term Plan	$0		$0		$0	$0		$0	(26)

(1)	The above-market earnings portion of the amounts shown in this column is also reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and described in the footnotes of the Summary Compensation Table.

(2)	As described in more detail under “— Compensation Discussion and Analysis” beginning on page 37, the Frozen NACCO Unfunded Plan, the Frozen Rankin Retirement Plan, the Frozen North American Coal Unfunded Plan, the Frozen HBB Unfunded Plan and the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, referred to as the Frozen NMHG Unfunded Plan, were each frozen effective December 31, 2007 and are referred to collectively as the Frozen Unfunded Plans. No additional contributions (other than interest credits) were made to these plans since that date.

(3)	Mr. Schilling received payment of his entire account balance under the Frozen NACCO Unfunded Plan during the first quarter of 2008. The Named Executive Officers other than Mr. Schilling will receive payment of their December 31, 2007 account balances under the applicable Frozen Unfunded Plan the earlier of a change in control or termination of employment (with a six month delay if required by Section 409A of the Internal Revenue Code). However, the interest that is accrued under such Frozen Unfunded Plans each calendar year, beginning with interest earned for 2008, will be paid to those Named Executive Officers no later than March 15th of the following year. Because the interest payments for 2008 will be made in 2009, they are reflected in the Named Executive Officer’s aggregate balance as of December 31, 2008 and are not reflected as a distribution or withdrawal in 2008.

(4)	The account balance under the Frozen NACCO Unfunded Plan includes all above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Rankin’s December 31, 2008 account balance, $30,366 is currently reported as nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $2,684,944 of the account balance was previously reported in prior Summary Compensation Tables.

(5)	The account balance under the Frozen Rankin Retirement Plan includes all above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Rankin’s December 31, 2008 account balance, $63,018 is currently reported as nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $5,581,007 of the account balance was previously reported in prior Summary Compensation Tables.

(6)	These amounts, which were otherwise payable in 2008 but were deferred at the election of the executives, are also included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(7)	These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table and specifically identified in note (6) to the Summary Compensation Table.

(8)	The Named Executive Officers will each receive payment of the amounts earned under the replacement nonqualified defined contribution deferred compensation plans that became effective on January 1, 2008 for each calendar year (including interest) no later than March 15th of the following year. Because the payments for 2008 will be made in 2009, they are reflected in the Named Executive Officer’s aggregate balance as of December 31, 2008 and are not reflected as a distribution or withdrawal in 2008.

(9)	The account balance under the NACCO Industries, Inc. Excess Retirement Plan, which replaced the Frozen NACCO Unfunded Plan and is referred to as the NACCO Excess Plan, includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of their December 31, 2008 account balances, $500,923 of Mr. Rankin’s account balance and $31,367 of Mr. Schilling’s account balance are currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. No portion of their account balances in the NACCO Excess Plan was previously reported in prior Summary Compensation Tables.

(10)	Refer to the Pension Benefits Table beginning on page 55 for a description of Dr. Morecroft’s payment from the defined benefit plan portion of the Frozen HBB Unfunded Plan.

(11)	Dr. Morecroft is a participant in the Frozen HBB Unfunded Plan. The account balance includes all above-market earnings that are also required to be disclosed in the Summary Compensation Table for 2008. Of Dr. Morecroft’s December 31, 2008 account balance, $37,116 is currently reported as nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $1,542,429 of the account balance was previously reported in prior Summary Compensation Tables.

(12)	The account balance under the Hamilton Beach Brands, Inc. Excess Retirement Plan, which replaced the Frozen HBB Unfunded Plan and is referred to as the HBB Excess Plan, includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Dr. Morecroft’s December 31, 2008 account balance, $113,830 is currently reported as nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. None of his account balance in the HBB Excess Plan was previously reported in prior Summary Compensation Tables.

(13)	As described in more detail under “— Compensation Discussion and Analysis” beginning on page 37, the Frozen HBB Long-Term Plan and the Frozen NMHG Long-Term Plan were each frozen effective December 31, 2007. No additional contributions (other than interest credits) were made to these plans since that date.

(14)	Dr. Morecroft did not receive any distributions under the Frozen HBB Long-Term Compensation Plan in 2008. The awards he received under the plan for prior years are generally subject to a five-year holding period. He becomes entitled to receive payment of his 2003 award in 2009.

(15)	This amount reflects the value of all of Dr. Morecroft’s awards that remain outstanding under the Frozen HBB Long-Term Plan.

(16)	During 2008, Dr. Morecroft was a participant in the HBB Long-Term Plan. However, no awards were paid under the plan for 2008.

(17)	The account balance under the Frozen North American Coal Unfunded Plan includes all above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Benson’s December 31, 2008 account balance, $3,319 is currently reported as nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $52,181 of the account balance was previously reported in prior Summary Compensation Tables.

(18)	The account balance under The North American Coal Corporation Excess Retirement Plan, which replaced the Frozen North American Coal Unfunded Plan and is referred to as the North American Coal Excess Plan, includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Benson’s December 31, 2008 account balance, $137,419 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. None of his account balance in the North American Coal Excess Plan was previously reported in prior Summary Compensation Tables.

(19)	The North American Coal Corporation Value Appreciation Plan for Years 2000 to 2009, referred to as the Terminated North American Coal Long-Term Plan, was frozen effective January 1, 2006 and terminated effective December 31, 2007. No additional contributions (other than interest credits) were made to the plan since the date of the benefit freeze. All participants in the Terminated North American Coal Long-Term Plan, including Mr. Benson, received payment of their entire account balance during the first quarter of 2008.

(20)	Mr. Benson is a participant in the North American Coal Long-Term Plan. This amount reflects the value of the award Mr. Benson received under the plan for 2008 performance, which award is also reflected in both the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table.

(21)	The account balance includes all employer contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table for 2008. Of Mr. Benson’s December 31, 2008 account balance, $339,135 is currently reported as non-equity incentive plan compensation or nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $327,309 of the account balance was previously reported in prior Summary Compensation Tables.

(22)	Mr. Brogan is a participant in the Frozen NMHG Unfunded Plan. The account balance includes all above-market earnings that are also required to be disclosed in the Summary Compensation Table for 2008. Of Mr. Brogan’s December 31, 2008 account balance, $8,703 is currently reported as nonqualified deferred compensation earnings in the Summary Compensation Table. In addition, $495,888 of the account balance was previously reported in prior Summary Compensation Tables.

(23)	The account balance under the NACCO Materials Handling Group, Inc. Excess Retirement Plan, which replaced the Frozen NMHG Unfunded Plan and is referred to as the NMHG Excess Plan, includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Brogan’s December 31, 2008 account balance, $202,777 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. None of his account balance in the NMHG Excess Plan was previously reported in prior Summary Compensation Tables.

(24)	In 2008, Mr. Brogan received a distribution under the Frozen NMHG Long-Term Plan for awards that were granted prior to January 1, 2006. The awards he received under the plan for prior years are generally subject to a three-year holding period.

(25)	This amount reflects the value of all of Mr. Brogan’s awards that remain outstanding under the Frozen NMHG Long-Term Plan.

(26)	During 2008, Mr. Brogan was a participant in the NMHG Long-Term Plan. However, no awards were paid under the plan for 2008.

General Description of Nonqualified Deferred Compensation Plans

Refer to the “Retirement Plans” portion of the Compensation Discussion and Analysis beginning on page 37 for a detailed discussion of the terms of the nonqualified deferred compensation plans of the Company and its subsidiaries.

Specific Nonqualified Deferred Compensation Plan Rules

The following is a summary of special rules that apply under each nonqualified deferred compensation plan that are not otherwise described in the Compensation Discussion and Analysis.

NACCO Excess Retirement Plan and Frozen Rankin Retirement Plan

In addition to the restoration profit sharing benefits described in the Compensation Discussion and Analysis, the Company Excess Retirement Plan also provides a transitional benefit. The transitional benefit is a specified dollar amount that is credited annually to Mr. Rankin’s account. The amount of the benefit was $34,900 in 1994 and is increased each year by 4% over the amount contributed for the prior year. For 2008, the amount of the transitional benefit was $60,433. For periods prior to January 1, 2008, this benefit was credited to an account under the Frozen Rankin Retirement Plan. Beginning January 1, 2008, this amount is credited to an account under the NACCO Excess Retirement Plan.

Frozen NMHG Unfunded Plan

From August 1, 1999 through September 20, 2002, Mr. Brogan was not eligible to participate in a qualified 401(k) plan. Instead, he deferred a portion of his salary and bonus under the Frozen NMHG Unfunded Plan. Effective October 1, 2002, Mr. Brogan became a participant in the qualified 401(k) plan and became eligible for excess 401(k), excess matching and excess profit sharing benefits under the Frozen NMHG Unfunded Plan.

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the Named Executive Officers under the qualified and nonqualified pension plans of the Company and its subsidiaries.

PENSION BENEFITS
As of Fiscal Year Ended December 31, 2008

		Number		Present Value of		Payments
		of Years		Accumulated		During Last
		Credited Service		Benefit		Fiscal Year
Name	Plan Name	(#)		($)		($)

Alfred M. Rankin, Jr.	N/A(1)	N/A		N/A		N/A
Kenneth C. Schilling	Part I of the Combined Plan	2.1	(2)	$22,204		$0
	The SERP	2.1	(2)	$898		$0
Michael J. Morecroft	Part II of the Combined Plan	5.0	(3)	$129,827		$0
	The HBB Unfunded Plan	5.0	(3)	$0		$26,938	(4)
Robert L. Benson	Part I of the Combined Plan	28.1	(5)	$563,602		$0
	The SERP	28.1	(5)	$389,867		$0
Michael P. Brogan	The UK Plan	15.1	(6)	$638,722	(7)	$0
	The UK Excess Plan	18.25	(6)	$74,853		$0

(1)	Mr. Rankin does not participate in any defined benefit pension plans of the Company or its subsidiaries.

(2)	For Mr. Schilling, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 1993.

(3)	For Dr. Morecroft, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 1996.

(4)	All participants in the HBB Unfunded Plan, including Dr. Morecroft, received payment of their excess cash balance benefits in the first quarter of 2008, following the termination of the excess cash balance portion of the plan on December 31, 2007.

(5)	For Mr. Benson, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 2004.

(6)	For Mr. Brogan, the number of years of credited service taken into account to determine pension benefits under the statutorily-approved pension plan for UK employees, which is referred to as the UK Plan, was frozen as of October 1, 2002 and the number of years of credited service taken into account to determine pension benefits under a nonqualified U.S. plan for Mr. Brogan, which is referred to as the UK Excess Plan, was frozen as of December 31, 2005.

(7)	Although the benefit under the UK Plan is actually calculated in British pounds, the amounts shown in this table are stated in U.S. dollars at a conversion rate of 1.4854 U.S. dollars = 1 British pound (the average exchange rate for the month of December 2008).

All Pension Plans

The Company and its subsidiaries no longer provide defined benefit pension benefits for most employees, other than:

•	certain non-executive employees of the project mining subsidiaries of North American Coal;

•	collectively bargained employees of NMHG in the U.S.;

•	employees of NMHG in the U.K. who were hired before 1994; and

•	for periods prior to January 1, 2009, employees of the Canadian subsidiary of HBB.

The pension benefits of all other employees were frozen at various times from 1993 to 2008. Certain groups of employees currently receive COLAs on their frozen pension benefits. The COLAs for U.S. employees end at termination of employment (or, if earlier, when the applicable plan is amended or terminated).

The qualified U.S. pension benefits for Mr. Schilling and Mr. Benson are provided under Part I of the Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries, which is referred to as the Combined Plan, while the qualified U.S. pension benefits for Dr. Morecroft are provided under Part II of the Combined Plan. Mr. Rankin is not eligible to receive any pension benefits and Mr. Brogan does not receive any qualified U.S. pension benefits.

Pensions under the U.S. plans are based on the executives’ earnings, which generally include only base salary and annual incentive compensation payments and which exclude all other forms of compensation, including severance payments, relocation allowances and other similar fringe benefits.

Pension benefits under most of the plans are 100% vested after 5 years of service. However, cash balance benefits provided to certain U.S. NMHG and HBB employees became 100% vested in 2007, benefits under the UK Plan vest after 2 years of service and benefits under the nonqualified pension plan for U.S. employees of the Company and North American Coal, which is referred to as the SERP, and the UK Excess Plan are immediately 100% vested.

The normal form of payment under all U.S. plans is a single life annuity for unmarried participants and a 50% or 75% joint and survivor annuity for married participants. Other forms of annuity payments are also available. If a participant elects a joint and survivor annuity form of benefit, the amount of the benefit is reduced to reflect the survivorship protection. Subject to Internal Revenue Service limitations, lump sum benefit payments are generally available for:

•	cash balance benefits offered by NMHG and HBB;

•	a frozen prior plan benefit offered to certain employees of NMHG; and

•	benefits under the UK Plan and the UK Excess Plan.

Lump sum benefits are calculated using legally or contractually required interest rates and mortality assumptions.

The amounts shown above were determined as of December 31, 2008, which is the measurement date for pension benefits that is used in the Company’s financial statements. In determining the present value of the pension benefits for the U.S. plans and the UK Excess Plan in the Pension Table shown above, the following material assumptions were used:

•	a discount rate of 6.30% for the Combined Plan and 6.25% for the SERP;

•	the RP2000 mortality table with mortality improvement projected to 2016 and no collar adjustment; and

•	assumed retirement age of 65 with no pre-retirement decrement.

In determining the present value of the pension benefits for the UK Plan, the following material assumptions were used:

•	a discount rate of 6.70%;

•	the PA00 series mortality table, year of use 2008, medium cohort, with a two year age rating;

•	an annual inflation rate of 3.10%; and

•	assumed retirement age of 65 with no pre-retirement decrement.

Company and North American Coal Pension Plans (Including Part I of Combined Plan)

Certain employees of the Company (other than Mr. Rankin) and certain executives of North American Coal are participants in the qualified Combined Plan. Some highly compensated employees were also participants in the SERP. The SERP provides the pension benefits that the highly compensated employees would have received under the Combined Plan, absent applicable IRS limits and non-discrimination requirements.

Effective December 31, 1993, pension accruals for all employees of the Company were frozen. Therefore, any compensation or service earned after December 31, 1993 is not taken into account for purposes of computing pension benefits for Company employees. Benefits that were accrued under the Combined Plan and the SERP as of December 31, 1993 for Company employees are currently subject to an annual 4% per year COLA.

Effective December 31, 2004, benefit accruals were generally frozen for most North American Coal participants (other than certain non-executive employees of the mining subsidiaries). Therefore, any compensation or service earned after December 31, 2004 is not taken into account for purposes of computing pension benefits for North American Coal employees. Frozen benefits that were accrued under the Combined Plan and the SERP as of December 31, 2004 for North American Coal participants are currently subject to a COLA, based on the rate of inflation contained in the Consumer Price Index for All Urban Consumers as in effect on the last business day of the prior year (but not less than 2% and not more than 4%).

Pension benefits for employees of the Company and North American Coal under the Combined Plan and the SERP are generally computed under the following formula: 1.1% of so-called “final average pay” multiplied by years of credited service as of the applicable freeze date (not in excess of 30 years). Additional benefits are paid for earnings in excess of so-called “covered compensation” taken into account for Federal Social Security purposes. “Final average pay” is based on the average annual earnings for the highest five consecutive years during the last ten years prior to the applicable freeze date.

Subsidized early retirement benefits are available to participants who terminate employment at or after age 55 with at least ten years of vesting service. Mr. Benson is currently eligible for subsidized early retirement benefits under the plans. Subsidized early retirement benefits are reduced by 4% for each year that the pension starts before age 65 (age 62 for certain employees of the project mining subsidiaries of North American Coal).

NMHG Pension Plans

Mr. Brogan was a participant in the UK Plan for periods prior to October 1, 2002. Pension benefits under his category of membership in the UK Plan are generally computed under the following formula: 1/45th of “final average pay” multiplied by years of credited service before June 30, 2004 plus 1/60th of “final average pay” multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, “final average pay” is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding retirement (or, the ten years immediately preceding October 1, 2002 in Mr. Brogan’s case). For purposes of the UK Plan, “pay” is generally a participant’s annual salary excluding bonuses, commissions, overtime payments and shift allowances less a UK based national insurance contributions deduction.

Early retirement benefits under the UK Plan for deferred participants such as Mr. Brogan are available to participants on request at or after age 50 (age 55, effective April, 2010). However, trustee consent is required if the participant is under age 60. Benefits are reduced for early commencement. The current early retirement reduction is 5.7% for each year that the pension commencement date precedes age 65 (age 60 for benefits earned during the period from May 17, 1990 through October 1, 1994). However, these factors may be recalculated from time to time and are not guaranteed. Mr. Brogan is eligible for reduced early retirement benefits under the UK Plan, with trustee consent.

For periods on and after October 1, 2002, Mr. Brogan became a participant in the UK Excess Plan. Effective December 31, 2005, benefit accruals under the UK Excess Plan were permanently frozen. Therefore, any compensation or service earned after December 31, 2005 will not be taken into account for purposes of computing Mr. Brogan’s pension benefits under the UK Excess Plan. Mr. Brogan’s pension benefit under the UK Excess Plan is equal to the benefit that would have been payable under the UK Plan had Mr. Brogan continued to participate in such Plan until December 31, 2005, reduced by the actual UK Plan benefit and the actuarial equivalent of certain of the U.S. retirement benefits provided under the NMHG qualified 401(k) plan and the NMHG Unfunded Plan.

The benefits under the UK Excess Plan are automatically paid in the form of a monthly annuity, commencing at Mr. Brogan’s termination of employment for amounts accrued before January 1, 2005 (and six months after termination for amounts accrued thereafter). Alternatively, Mr. Brogan may elect a lump sum payment (less a 10% penalty) for amounts that had accrued as of January 1, 2005.

HBB Pension Plans (Including Part II of the Combined Plan)

Dr. Morecroft participated in Part II of the Combined Plan under a cash balance benefit formula for the period from January 1, 1992 to December 31, 1996. He also received excess cash balance benefits under the HBB Unfunded Plan which provided benefits using the same formula, but in excess of the amount permitted under applicable IRS limits. HBB credited an amount to a notional account for each covered employee under the plans based on a formula that took into account the employee’s age, earnings and HBB’s profits. Effective as of December 31, 1996, the cash balance portions of the plans were permanently frozen for all participants.

The frozen notional account balances under Part II of the Combined Plan are currently credited with interest equal to 1% above the one-year Treasury constant maturity yield with a minimum of 5% and a maximum of 12% until benefit commencement. Interest credits ceased on excess cash balance benefits when that portion of the HBB Unfunded Plan was terminated effective December 31, 2007. Dr. Morecroft can receive payment of his cash balance accounts under Part II of the Combined Plan at any time following his termination of employment. The HBB Unfunded Plan required the payment of his excess cash balance benefits during the first quarter of 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon its review of the copies of Section 16(a) forms received by the Company, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2008, all filing requirements applicable for reporting persons were met, except as follows:

Jennifer Jerome filed a report on Form 5 which identified one transaction that should have been reported earlier on a Form 5; David F. Taplin filed a report on Form 4 which identified one transaction that should have been reported earlier on a Form 4 and a report on Form 5 which identified eight transactions that should have been reported earlier; Lynne Rankin and Lee Burton each filed a report on Form 3 which should have been filed earlier. The shares of Class A stock earned by each non-employee Director under the Non-Employee Directors’ Plan for the first quarter of fiscal 2008 (the “First Quarter Shares”) were not reported timely on a Form 4 due to an error in the electronic processing of such report. The First Quarter Shares are included in the aggregate amount of shares held by each such Director as disclosed above under “Beneficial Ownership of Class A Common and Class B Common — Amount and Nature of Beneficial Ownership — Class A Common Stock.”

2.	Confirmation of Appointment of the Independent Registered Public Accounting Firm of the Company for the Current Fiscal Year

Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm of the Company and its subsidiaries for the current fiscal year. The Board of Directors recommends a vote for confirmation of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current fiscal year. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

The appointment of Ernst & Young LLP as the Company’s independent auditors is not required to be submitted to a vote of our stockholders for confirmation. However, the Board of Directors believes that obtaining stockholder confirmation is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of Ernst & Young, the Audit Review Committee will take such actions as it deems necessary as a result of such stockholder vote.

Audit Fees

2008 — Ernst & Young LLP billed or will bill the Company $4.8 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal controls for the fiscal year ended December 31, 2008 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2008, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

2007 — Ernst & Young LLP billed the Company $4.8 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and management’s assessment of internal controls for the fiscal year ended December 31, 2007 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2007, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

Audit-Related Fees

2008 — Ernst & Young LLP billed the Company $0.1 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2008, primarily related to services for accounting advisory services and audits of certain employee benefit plans.

2007 — Ernst & Young LLP billed the Company $0.2 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2007, primarily related to the services for potential business acquisitions, accounting advisory services and audits of certain employee benefit plans.

Tax Fees

2008 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2008.

2007 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2007.

All Other Fees

2008 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2008.

2007 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2007.

Except as set forth above and approved by the Audit Review Committee pursuant to the Company’s pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for the Company during the last two fiscal years.

Pre-Approval Policies and Procedures

Under the Company’s pre-approval policies and procedures, only audit, audit-related services and limited tax services will be performed by the Company’s principal independent registered public accounting firm. In addition, all audit, audit-related, tax and other accounting services to be performed for the Company must be pre-approved by the Company’s Audit Review Committee. In furtherance of this policy, for 2008 the Audit Review Committee authorized the Company to engage Ernst & Young LLP for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee and one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. The Company provides a summary of authorities and commitments at each general meeting of the Audit Review Committee.

The Audit Review Committee has considered whether the provision of the non-audit services to the Company by Ernst & Young LLP is compatible with maintaining its independence. In addition, as a result of the recommendation of the Audit Review Committee, the Company has adopted policies limiting the services provided by the Company’s independent registered public accounting firm that are not audit or audit-related services.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees for election to the Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4069, Attention: Secretary, and must be received at the Company’s executive offices on or before December 31 of each year in anticipation of the following year’s Annual Meeting of Stockholders. All stockholder recommendations for director nominees must set forth the following information:

1.	The name and address of the stockholder recommending the candidate for consideration as such information appears on the records of the Company, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company;

4.	The disclosure of any relationship of the candidate being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to the Company’s undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Nominating and Corporate Governance Committee desires to do so, has consented to be named in the Company’s proxy statement and has consented to serve as a director of the Company, if elected.

There are no specific qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating director nominees, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Nominating and Corporate Governance Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Nominating and Corporate Governance Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new director candidates. The Nominating and Corporate Governance Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable the Company to pursue its strategic objectives.

The Nominating and Corporate Governance Committee will consider all information provided to it that is relevant to a candidate’s nomination as a director of the Company. Following such consideration, the

Nominating and Corporate Governance Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Nominating and Corporate Governance Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Nominating and Corporate Governance Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or stockholders. No search firm was retained by the Nominating and Corporate Governance Committee during the past fiscal year. The Nominating and Corporate Governance Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with the Company. In order to preserve its impartiality, the Nominating and Corporate Governance Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting must be received at the Company’s executive offices on or before November 24, 2009. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Cleveland, Ohio 44124-4069, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for the Company to include the matter in its proxy statement and proxy related to the next annual meeting must notify the Company on or after December 24, 2009 but on or before January 23, 2010 of such intention in accordance with the procedures set forth in the Company’s Bylaws. If the Company does not receive such notice within that timeframe, the notice will be considered untimely. The Company’s proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which the Company does not receive notice within that timeframe. Notices should be submitted to the address set forth above.

COMMUNICATIONS WITH DIRECTORS

The Company’s security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4069, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Company and/or its subsidiaries, or communications that relate to improper or irrelevant topics.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the meeting. The Company did not receive notice by January 19, 2009 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

Charles A. Bittenbender
Secretary

Cleveland, Ohio
March 24, 2009

It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States, or in the alternative, vote your shares electronically either over the internet (www.cesvote.com) or by touch-tone telephone (1-888-693-8683). Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy or vote once via the internet or telephone. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Associate General Counsel at 5875 Landerbrook Drive, Cleveland, Ohio 44124-4069, call (440) 449-9600 or email ir@naccoind.com.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509		Vote by Telephone Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website below and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on May 13, 2009 to be counted in the final tabulation.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
è
If voting by mail, the proxy card must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

NACCO Industries, Inc.
Solicited on behalf of the Board of Directors for the Annual Meeting, May 13, 2009
The undersigned hereby appoints Richard de J. Osborne, Alfred M. Rankin, Jr. and Michael E. Shannon, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 13, 2009, and at any adjournment or adjournments thereof, as set forth on the reverse and in accordance with their best judgment upon any other matter properly presented.

Date:	, 2009

Signature(s) of stockholder(s)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF VOTING BY MAIL, PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY

Annual Meeting of Stockholders May 13, 2009
YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Stockholders, in order to be sure your shares are represented at the meeting, please vote your shares by mail, by telephone or over the internet.
If you hold shares of both Class A and Class B Common Stock, you only have to complete the single attached form of the proxy, or vote once by telephone or over the internet.
If voting by mail, the proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

NACCO Industries, Inc.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2.
The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.
1.	The election of the nominees listed below as directors:

❑	FOR all nominees listed below	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed below.
Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

(01) Owsley Brown II	(02) Dennis W. LaBarre	(03) Richard de J. Osborne	(04) Alfred M. Rankin, Jr.	(05) Ian M. Ross
(06) Michael E. Shannon	(07) Britton T. Taplin	(08) David F. Taplin	(09) John F. Turben	(10) Eugene Wong
2.	Proposal to confirm the appointment of Ernst & Young LLP as independent registered public accounting firm.

❑ FOR	❑ AGAINST	❑ ABSTAIN
(Continued and to be signed on reverse side)